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Oshkosh Corporation
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Advancing Together Proxy Statement & Notice of 2021 Annual Meeting of Shareholders February 2, 2021

Our MOVE strategy MARKET LEADER DELIGHTING CUSTOMERS Grow profitably by maintaining intense focus on customer experience OPTIMIZE COST AND CAPITAL STRUCTURE Optimize our costs and capital structure to provide value for customers and shareholders EMERGING MARKET EXPANSION Drive international growth in targeted geographies VALUE INNOVATION Lead in innovation over the product life cycle

Dear Fellow Oshkosh Corporation Shareholder: December 18, 2020 For 103 years, we have consistently risen to the occasion, persevering through challenges to deliver on our unwavering purpose to make a difference in peoples’ lives. Guided by our core values: (1) We put people first; (2) We persevere; (3) We do the right thing; and (4) We are better together - our team once again rose to the occasion in fiscal 2020, working tirelessly to navigate the disruptive nature of a global pandemic and a dynamic social and political environment. In the process, we leveraged our strong People First culture by investing in the safety, wellbeing, and personal and professional development of team members, as well as diversity and inclusion. Our People First culture, combined with our integrated operating approach, allowed us to deliver solid financial results taking into account the challenges of the COVID-19 pandemic on our operations and amidst the pandemic-induced downturn. Our procurement team was instrumental in helping ensure business continuity across the globe during the height of the COVID-19 disruption. Above all, we focused on the health and safety of our team members, implementing safe work practices to control the spread of the COVID-19 virus and allowing our critical businesses to remain operational. As a result of these efforts, we delivered solid results including $6.9 billion in revenue and earnings per share of $4.72. We believe this performance represents a new benchmark for our performance during a downturn. Through this unprecedented year, our Board remained focused on delivering shareholder value today and into the future. Following our November Board meeting, and as a result of our thoughtful and robust succession planning process, we announced a transition of leadership from Wilson Jones, our current Chief Executive Officer, to John Pfeifer, effective April 2, 2021. Over the last five years, Wilson has led our Company through numerous milestones, achieving growth and delivering value to our shareholders. He instituted our People First culture – empowering team members, inspiring collaboration and prioritizing personal and professional development across the organization. I want to thank Wilson for his strong leadership and contributions to our Company. John Pfeifer is a talented individual and proven leader, and the Board is confident that he is the right person to drive sustainable value creation as our next Chief Executive Officer. Beginning in April 2021, John will be the steward of our People First culture, and under his leadership, we will continue to drive innovation, serve our customers and advance our business around the world. We have strong corporate governance practices and a record of accountability. Our Board consists of directors from diverse backgrounds who are uniquely qualified to engage and advise our Company’s leadership team as we work together to maximize long-term shareholder value. On behalf of the Board and all Oshkosh Corporation team members, thank you for your continued support of, and confidence in, Oshkosh Corporation. Sincerely, Stephen D. Newlin Chairman of the Board OSHKOSH CORPORATION 2020 Proxy Statement

Notice of Annual Meeting of Shareholders December 18, 2020 Due to concerns relating to the COVID-19 pandemic, and to support the health and wellbeing of our team members and shareholders, Oshkosh will hold a virtual Annual Meeting on February 2, 2021. How to attend the 2021 virtual Annual Shareholders’ Meeting This year’s Annual Meeting will be virtual and held online via live webcast. To attend the Annual Meeting and examine our list of shareholders, you will need to visit www. virtualshareholdermeeting.com/OSK2021, and you will be required to enter the control number on your proxy card or voting instruction form. Your vote is very important. Even if you plan to attend the virtual Annual Meeting, please vote your shares as soon as possible, either online or by phone as directed in the Notice of Internet Availability of Proxy Materials or by returning a completed proxy card in the envelope provided. Even if you vote in advance, you are still entitled to attend and vote at the Annual Meeting. If you vote at the Annual Meeting, that vote will have the effect of revoking any prior vote. By Order of the Board of Directors, Ignacio A. Cortina Executive Vice President, General Counsel and Secretary Mailing the signed proxy or voting instruction form Virtual Annual Meeting Internet at www.proxyvote.com Toll-free from the United States or Canada to 1-800-690-6903 OSHKOSH CORPORATION 2020 Proxy Statement MEETING INFORMATION February 2, 2021 8:00 a.m. (Central Standard Time) Virtual Meeting www.virtualshareholdermeeting. com/OSK2021 AGENDA: 1. To elect 10 directors; 2. To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2021; 3. To approve, by advisory vote, the compensation of our named executive officers; 4. To vote on a shareholder proposal regarding shareholder proxy access; and 5. To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Table of Contents PROXY STATEMENT SUMMARY ................................................................................... . 1 PROPOSAL 1: ELECTION OF DIRECTORS............................................................................ 6 DIRECTOR COMPENSATION .................................................................................... .15 GOVERNANCE OF THE COMPANY ................................................................................. 17 PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2021 .......................... 24 STOCK OWNERSHIP ........................................................................................... 26 COMPENSATION DISCUSSION AND ANALYSIS ..................................................................... 28 Executive Summary....................................................................................... 28 Introduction and Overview ............................................................................... 28 Oshkosh Strengths, Strategy and Fiscal 2020 Highlights ..................................................... 28 Pay for Performance ..................................................................................... 29 Say-on-Pay and Preview to Fiscal 2021 Compensation ....................................................... 30 Human Resources Committee Oversight Responsibilities ..................................................... 30 Compensation Philosophy and Objectives ................................................................... .31 Annual Compensation Program Design Review ............................................................... 32 Determining Pay Levels.................................................................................... 32 Compensation Decisions for Fiscal 2020 .................................................................... 32 Base Salary ............................................................................................. 32 Annual Cash Incentive Awards ............................................................................ 33 Annual Cash Incentive Awards – Operating Income and Fiscal 2020 Results .................................... 34 Annual Cash Incentive Awards – Days Net Working Capital and Fiscal 2020 Results ............................. 35 Fiscal 2020 Annual Incentive Award Payouts................................................................ 35 Equity-Based Long-Term Incentive Awards ................................................................. 37 Performance Share Awards ............................................................................... 37 Total Shareholder Return ................................................................................. 38 TSR-Results that Impacted Fiscal 2020 .................................................................... 38 Return on Invested Capital ............................................................................... 39 ROIC-Results that Impacted 2020 ......................................................................... 39 Retirement Benefits ..................................................................................... . 41 Deferred Compensation.................................................................................. . 41 Other Benefits .......................................................................................... .41 Executive Employment and Other Agreements ............................................................. 42 CEO Transition Plan in Fiscal 2021.......................................................................... 43 Executive Incentive Compensation Clawback Policy ......................................................... 43 Stock Ownership Guidelines for Executive Officers .......................................................... 44 Prohibition Against Hedging and Pledging .................................................................. 44 Tax Treatment of Compensation........................................................................... 44 Relation of Our Compensation Policies and Procedures to Risk Management ................................... 44 Human Resources Committee Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45 COMPENSATION TABLES ....................................................................................... 48 COMPENSATION AGREEMENTS ................................................................................. 58 PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION............................................... 62 PROPOSAL 4: SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS ................................................. 64 GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING .................................................. 67 OSHKOSH CORPORATION 2020 Proxy Statement

Proxy Statement Summary



To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following summary, which includes information about our fiscal 2020 financial performance. For more complete information, please review our 2020 Annual Report on Form 10-K and this entire Proxy Statement.

VOTING MATTERS AND RECOMMENDATIONS

The following proposals are scheduled to be presented at the upcoming 2021 Annual Shareholders' Meeting.

Management Proposals		Board's Recommendation	Page
Proposal 1	Election of 10 directors, each one for a one-year term	**FOR** each nominee	6
Proposal 2	Ratification of Deloitte & Touche LLP as independent auditor for fiscal 2021	**FOR**	24
Proposal 3	Advisory vote to approve executive compensation	**FOR**	62
Proposal 4	Shareholder proposal regarding shareholder proxy access	**AGAINST**	64

OSHKOSH STRENGTHS, STRATEGY AND FISCAL 2020 HIGHLIGHTS

Oshkosh Corporation is a world leader in designing, manufacturing and marketing innovative, mission critical vehicles and equipment. During the COVID-19 pandemic, Oshkosh factories have remained open to build and deliver products that state and federal governments deemed essential for customers in the United States and around the world, reinforcing our rich history of serving customers and delivering strong financial performance to create value for our shareholders. We believe our diversity of end markets and our approach of investing in innovative technologies, driving product development activities and leveraging our global procurement and supply chain scale across the Company help set us apart as a "Different Integrated Global Industrial."

We started fiscal 2020 with strong performance, reporting first quarter results in line with Company expectations and maintaining a full year earnings per share estimate range of $7.30 to $8.10. The COVID-19 pandemic disrupted the entire globe during our second fiscal quarter and stifled our strong start, impacting each of our segments to varying degrees. While all our segments and businesses felt the effects of workforce availability challenges and supply chain interruptions, our Access Equipment and Commercial segments also experienced significant reductions in demand, brought on by construction slowdowns and economic uncertainty. Our teams worked quickly to assess the impact on our team members, customers, operations, suppliers and our communities and took action to mitigate those risks.

Throughout the pandemic, caring for the wellbeing of our team members has been a primary focus. This has entailed providing masks for all team members, establishing social distancing guidelines at all facilities, promoting remote work where possible, increasing sanitization protocols and ensuring that our team members are aware of the resources available to help them navigate the challenges and stresses due to the pandemic.

We also took steps to offset the impact of the pandemic on our fiscal 2020 financial performance by implementing both temporary and permanent cost reductions. Temporary measures, consisting of furloughs, salary reductions and reduced discretionary spending, occurred in all segments and corporate. Our Access Equipment segment was most significantly impacted by these cost reductions as they implemented furloughs and managed their production facilities at reduced levels to align with lower demand. Furloughs also occurred in our Commercial segment and Corporate, where short-term team member absences could be absorbed with minimal impact on business performance. Pay reductions, ranging from 5% to 25%, were implemented in addition to, or as an alternative to, furloughs. In total, these actions yielded cost savings of approximately $120 million in fiscal 2020.

OSHKOSH CORPORATION 2020 Proxy Statement 1

PROXY STATEMENT SUMMARY

As an essential business, our teams maintained a spirit of perseverance, developing ways to overcome the numerous operational challenges brought on by the pandemic. For example, the collaborative response of our teams helped us navigate through over 200 supplier shutdowns with minimal impact on our production facilities. Our Fire & Emergency team developed a virtual customer inspection process to address delivery challenges associated with travel restrictions. And workforce availability challenges, largely resulting from our COVID-19 contact tracing process, required our production teams to be agile and flexible. These efforts allowed our facilities to continue to provide essential products and services to those who perform some of the most dangerous jobs in the world.

Finally, Oshkosh teams across the globe increased steps to take care of the communities in which they live and work. Our team members took great pride in knowing that they made a difference for health care workers by producing shields and mask straps. Our team members organized numerous food drives to build up critical inventories in area food banks and shelters, and team members bolstered volunteer efforts that support basic needs.

It is clear that 2020 will be considered one of the most memorable years in recent history as the global pandemic has created significant disruptions to the lives of people and society as well as the operations of businesses across the globe. Despite this adversity, the Company delivered strong results as Oshkosh leaders and team members responded quickly with a focused effort to drive strong performance in the face of adversity. Several highlights that illustrate our solid results, in addition to the $120 million of temporary cost savings mentioned earlier, are listed below.

- Our Access Equipment segment overcame a nearly $1.6 billion year-over-year sales decline to deliver an impressive 7.9% full-year operating income margin.
- Our Defense segment successfully executed a ramp-up of the Joint Light Tactical Vehicle (JLTV) program despite a host of headwinds brought on by the global pandemic and grew revenues by 11.3%.
- Our Fire & Emergency segment delivered 13.2% operating income margin and achieved a record year-end backlog.
- Our Commercial segment posted a full-year operating income margin of 8.5%, its best performance in more than a decade.

During fiscal 2020, we delivered revenues of $6.86 billion and operating income of $489 million, decreases of 18.2% and 38.7%, respectively, from fiscal 2019 as we worked to overcome the effects of the global pandemic on our business. Revenue, operating income and earnings per share performance for the past five years are shown below, and we maintain a positive long-term outlook despite the near-term, pandemic-related decline in revenues.


Revenue ($ billions)
$6.28
$6.83
$7.71
$8.38
$6.86
FY16 FY17 FY18 FY19 FY20


Operating Income ($ millions)
$369
$470
$656
$797
$489
FY16 FY17 FY18 FY19 FY20


Earnings Per Share ($)
$2.91
$3.77
$6.29
$8.21
$4.72
FY16 FY17 FY18 FY19 FY20

Returning cash to shareholders is a key component of our responsible capital allocation strategy. During the year, we paused our share repurchase program to maintain a strong balance sheet and to solidify liquidity in response to the global pandemic. Despite this pause, we returned $123 million of cash to shareholders through share repurchases of nearly $41 million and cash dividends totaling $82 million.

Additionally, we announced a 10% increase in our quarterly dividend rate on October 29, 2020. This marks our seventh straight year of double-digit percentage increases in the Company's dividend rate and reflects the confidence we have in our business model and our longer-term outlook.

OSHKOSH CORPORATION 2020 Proxy Statement 2

PROXY STATEMENT SUMMARY HUMAN CAPITAL MANAGEMENT AND SUSTAINABILITY Oshkosh maintains a People First culture that includes investing in the safety, wellbeing, and personal and professional development of team members (our employees), as well as diversity and inclusion. We believe our People First culture is a strength, and we intend to continue to strengthen that culture to drive sustainable performance across the business. Workforce demographics. As of September 30, 2020, Oshkosh had approximately 14,400 team members, approximately 9,000 of whom were production team members. Our People First culture. We believe in putting people first, which means caring for our team members, customers and communities, and building a company that understands that prioritizing people will help us create a culture that will thrive far into the future. We track performance under our People First culture by measuring numerous elements relating to team members and our human capital management efforts, including but not limited to workplace safety and diversity and inclusion. In 2020, the Company was named one of the World’s Most Ethical Companies by Ethisphere for the fifth consecutive year and was one of only eight honorees in the industrial manufacturing category. Our focus on health, safety and wellness. We are committed to the safety and wellbeing of our team members. Relative to safety, the Company aspires to create safe working environments that minimize safety incidents that may result in lost time, recordable injuries and hardship for our people. In fiscal 2020, we achieved a lost time rate of .06 and a recordable injury rate of 2.58. At Oshkosh, wellbeing goes beyond insurance and retirement contributions. We offer a number of inclusive and empowering programs to ensure that no matter where our team members are in their journey, they have the opportunity to leave work better than they arrived. Diversity, equity and inclusion. We measure diverse hires for full-time U.S. non-production positions, with a goal that 40% of such hires each year should be diverse. Diverse hires include ethnicity, gender, and veteran and disability status. We actively work to attract and recruit diverse candidates, especially from groups that historically have been less well represented in our Company and industry. In fiscal 2020, 42.2% of our hires for full time U.S. non-production positions were diverse. Further, the Company is committed to supporting its diverse team members. We offer diversity training, with 1,200 team members completing unconscious bias education. We established three additional employee business resource groups consisting of intergenerational, multicultural and LGBTQ+ employee business resource groups during fiscal 2020. The Company has also been a champion of youth mentorship and education worldwide by sponsoring global STEM education initiatives. Growth and development. As part of our People First culture, we provide exciting career development opportunities. With programs like our School to Work initiative, a commitment to internships and apprenticeships and over 500 available courses at Your Oshkosh University, we have made professional development and career opportunity a top priority. In 2020, we increased Your Oshkosh University training hours to 117,000, a 6.4% increase compared to the previous year. Training delivery agility, prompted by the global pandemic, was the key to increasing Oshkosh team member development during the year. The organization was able to quickly pivot classroom learning offerings to virtual format. During the first three months, nearly 3,000 team members participated in the virtual micro-learnings. This participation represents roughly 11% of the Oshkosh workforce and focused on relevant learning topics such as Working Virtually, Psychological Safety and Diversity, Equity & Inclusion. Today, across the globe, Oshkosh offers in excess of 500 courses on a wide range of topics from workplace ethics to business acumen and working effectively in a virtual environment. Communication and engagement. Engaging, connecting with and developing team members is a central focus of our People First culture. We communicate regularly through town halls, newsletters and team-building events and have regular formal engagement surveys. Sustainability. Finally, we are proud to be a leader in sustainable business practices. We were recently named to the Dow Jones Sustainability World Index for the second consecutive year. We have received numerous awards and recognition for being a leader in environmental, social and governance (ESG) practices, and encourage you to read more about our commitment to the environment as well as our responsible business practices in our Oshkosh Corporation Sustainability Report. We are not including the information contained in that report as a part of, or incorporating it by reference into, this Proxy Statement. OSHKOSH CORPORATION 2020 Proxy Statement 3

PROXY STATEMENT SUMMARY LEADERSHIP TRANSITION In November, Wilson Jones, our Chief Executive Officer, advised us of his intention to retire effective April 2, 2021. As a result of our thoughtful and robust succession planning process, upon learning of Mr. Jones’ intention, our Board determined that John Pfeifer, the current President and Chief Operating Officer of the Company, would succeed him as Chief Executive Officer effective April 2, 2021. SHAREHOLDER ENGAGEMENT We are proud of our frequent and active shareholder engagement. In fiscal 2020, we responded to shelter-in-place and safety measures as a result of the global pandemic and shifted our investor outreach to online by participating in virtual investor conferences, virtual investor meetings and a virtual visit to one of our manufacturing facilities. A summary of recent in-person and virtual outreach is listed below.    participated in 13 investor conferences    had 36 meetings at investor offices    hosted an investor visit to Oshkosh facilities    held 33 discussions with investors at tradeshows    conducted more than 475 total Company discussions with shareholders and potential shareholders Our team uses a purposeful and deliberate approach to build better lines of communication between investors and management. at top-of-mind are on important subjects such as our performance, eholder Engagement Company performance _ we present our Strategy _ we describe how our strategies are Competitive landscape _ we discuss the OSHKOSH CORPORATION 2020 Proxy Statement 4 Investor Relations _ our team regularly meets with investors, potential investors and investment analysts Management _ our meetings with investors often include our CEO, CFO and other key leaders. We have responded with virtual meetings and video conferences during the pandemic Operations _ our meetings include visits to our facilities so investors can interact with our people and see demonstrations of our products first-hand Shar Listen _ we strive to hold listening sessions at every investor meeting Learn _ we engage with shareholders to learn what topics are Understand _ we aim to understand what investors’ views corporate governance, ESG issues, human capital management, capital allocation and executive compensation Review _ we compile and examine data from our investor interactions throughout the year Analyze _ we study the data to determine where we can better explain our performance, goals and initiatives on topics that are important to our shareholders financial performance and our outlook designed for long-term success competitive dynamics in our industry and explain why we think we are well-positioned moving forward

PROXY STATEMENT SUMMARY As we continue our efforts to build and to strengthen our relationships with the investment community, we encourage you to contact us via any of the methods below: Write Call Email Attend Corporate Secretary Oshkosh Corporation 1917 Four Wheel Drive Oshkosh, WI 54902 Investor Relations (920) 502-3059 ir@oshkoshcorp.com Oshkosh Annual Meeting https://investors.oshkoshcorp. com/events-and-presentations/ default.aspx Please also visit www. oshkoshcorp.com for a regularly updated list of shareholder events This Proxy Statement contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition; the duration and severity of the COVID-19 pandemic; actions that may be taken by government authorities and others to address or otherwise mitigate the impact of the COVID-19 pandemic; the negative impacts of the COVID-19 pandemic on global economies and the Company’s customers, suppliers and employees; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, which are particularly impacted by the strength of U.S., European and Asian economies and construction seasons; the Company’s estimates of access equipment demand which, among other factors, is influenced by customer historical buying patterns and rental company fleet replacement strategies; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the expected level and timing of U.S. Department of Defense (DoD) and international defense customer procurement of products and services and acceptance of and funding or payments for such products and services; the Company’s ability to predict the level and timing of orders for indefinite delivery/indefinite quantity contracts with the U.S. federal government; risks related to reductions in government expenditures in light of U.S. defense budget pressures, sequestration and an uncertain DoD tactical wheeled vehicle strategy; the impact of any DoD solicitation for competition for future contracts to produce military vehicles; risks related to facilities expansion, consolidation and alignment, including the amounts of related costs and charges and that anticipated cost savings may not be achieved; projected adoption rates of work at height machinery in emerging markets; the impact of severe weather, natural disasters or pandemics that may affect the Company, its suppliers or its customers; performance issues with key suppliers or subcontractors; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; risks that an escalating trade war and related tariffs could reduce the competitiveness of the Company’s products; the Company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches; the Company’s ability to successfully identify, complete and integrate acquisitions and to realize the anticipated benefits associated with the same; and risks related to the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on November 18, 2020. All forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and disclaims any obligation, to update information contained in this document. Investors should be aware that the Company may not update such information until the Company’ next quarterly earnings conference call, if at all. OSHKOSH CORPORATION 2020 Proxy Statement 5

Proposal 1 ELECTION OF DIRECTORS BACKGROUND TO BOARD’S RECOMMENDATION FOR DIRECTOR NOMINEES Board composition, refreshment and diversity are priorities for our shareholders as well as for our Board. Our Board seeks to provide orderly refreshment while sustaining strong board composition and diversity. We define diversity broadly. We look for diversity of personal attributes of the individual directors as well as diverse careers, areas of expertise and tenure on the Board. Our Board continues to review both its size and its composition to attract outstanding candidates while retaining the balance of skills and attributes needed to oversee our Company’s complex, global operations. The Board has selected 10 nominees for election at the 2021 Annual Meeting, each to hold office until the next annual meeting and the election of his or her successor. All are current directors and each nominee has agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected. On November 17, 2020, Wilson R. Jones, the current Chief Executive Officer of the Company, notified the Company of his intent to retire from his position as Chief Executive Officer and his position as a director of the Company effective April 2, 2021. As a result of our thoughtful and robust succession planning process, upon learning of Mr. Jones’ intention, the Board acted to elect John C. Pfeifer, the current President and Chief Operating Officer of the Company, as Chief Executive Officer of the Company effective April 2, 2021. The Board of Directors also elected Mr. Pfeifer as a director of the Company, assuming that shareholders re-elect Mr. Jones as a director of the Company at the Annual Meeting, to fill the vacancy that would be created by Mr. Jones’ retirement from the Board. We are not asking shareholders to elect Mr. Pfeifer as a director at the Annual Meeting. However, because these events would likely result in Mr. Pfeifer becoming a director on April 2, 2021, we have included certain biographical information relating to Mr. Pfeifer below under “Additional Information.” Attributes, Qualifications and Experience of Nominees for Board of Directors Our Board defines the personal and professional qualifications that nominees must demonstrate. These criteria are described in the Policies and Guidelines section on the Investors page under the “Governance” tab located on our website, www.oshkoshcorp.com, and on pages 17 to 23 of this Proxy Statement. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement. In addition to the brief biographies of each of our Board’s nominees presented on pages 9 to 13, below is a summary of the nominees’ attributes, qualifications, and experience and knowledge that led our Board of Directors to conclude that each nominee should serve as a director. OSHKOSH CORPORATION 2020 Proxy Statement 6

PROPOSAL 1 | ELECTION OF DIRECTORS

OVERVIEW OF OUR BOARD NOMINEES

TENURE

3 DIRECTORS 0-3 years of service

3 DIRECTORS 4-6 years of service

4 DIRECTORS 7+ years of service

INDEPENDENT

9 of 10

All Independent, except the CEO

DIVERSE

30%

Women or minorities

AGE


49
55
58
59
66
67
68
71

If for some reason a nominee is unable to serve, the individuals named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise when voting, your shares will be voted in favor of our remaining nominees.

SUMMARY OF ATTRIBUTES OF NOMINEES

Directors	Other Public Boards	Industry Experience	Executive, Leadership, or Management	International Business	Financial or Audit	Innovation	Legal	Marketing	Military	Institutional Knowledge	Strategy	HR or Training
Keith J. Allman	●	●	●	●	●			●			●	
Wilson R. Jones	●	●	●	●	●	●		●		●	●	
Tyrone M. Jordan	●	●	●	●	●	●		●			●	
Kimberley Metcalf-Kupres		●	●	●		●		●			●	●
Stephen D. Newlin	●		●	●	●	●		●	●		●	●
Raymond T. Odierno	●	●	●	●	●	●			●		●	●
Craig P. Omtvedt	●	●	●	●	●						●	
Duncan J. Palmer	●		●	●	●						●	
Sandra E. Rowland		●	●	●	●	●					●	
John S. Shiely	●	●	●	●	●		●	●			●	

OSHKOSH CORPORATION 2020 Proxy Statement 7

PROPOSAL 1 | ELECTION OF DIRECTORS

CURRENT COMMITTEE MEMBERSHIPS

Name	Age	Director Since	Independent	Audit Committee	Human Resources Committee	Governance Committee
Keith J. Allman	58	2015	Yes		C	
Wilson R. Jones	59	2016	No			
Tyrone M. Jordan	58	2019	Yes	●		
Kimberley Metcalf-Kupres	59	2016	Yes		●	●
Stephen D. Newlin	67	2013	Yes	A	A	A
Raymond T. Odierno	66	2018	Yes	●		●
Craig P. Omtvedt	71	2008	Yes		●	●
Duncan J. Palmer	55	2011	Yes	C		
Sandra E. Rowland	49	2018	Yes	●	●	
John S. Shiely	68	2012	Yes			C

C Chair A Alternate

OSHKOSH CORPORATION 2020 Proxy Statement 8

PROPOSAL 1 | ELECTION OF DIRECTORS Keith J. Allman PUBLIC DIRECTORSHIPS: • Masco Corporation Mr. Allman has been President and Chief Executive Officer of Masco Corporation since 2014. From 2011 to 2014, he was Masco’s Group President, Plumbing and Cabinetry. Masco is a global leader in the design, manufacture and distribution of branded home improvement and building products. From 2009 to 2011, Mr. Allman was the Group Vice President, Plumbing Products and President of Delta Faucet Company. Previously, Mr. Allman held positions of increasing responsibility within Masco, including Executive Vice President, Operations of Masco’s Builder Cabinet Group. Prior to joining Masco, Mr. Allman held leadership positions in the engineering, manufacturing and quality management areas of General Motors Corporation. Mr. Allman has strong business leadership qualities with significant experience as a change agent and process improvement leader. In addition, he brings significant experience in the automotive industry, international business, finance and accounting, marketing, product development and strategic planning. Age: 58 Director Since: 2015 OSHKOSH COMMITTEES: Human Resources (C) Wilson R. Jones PUBLIC DIRECTORSHIPS: • Thor Industries, Inc. Mr. Jones currently serves as our Chief Executive Officer, a position he has held since 2016. Mr. Jones served as our President from 2012 to May 2020 and as our Chief Operating Officer from 2012 to 2015. He previously served as President of our Access Equipment segment from 2010 to 2012 and, before that, President of our Fire & Emergency segment from 2008 to 2010. In 2007, Mr. Jones was named President of Pierce Manufacturing, Inc. When he joined our Company in 2005, Mr. Jones was vice president, general manager of the Airport Products business unit. During his tenure with our Company, Mr. Jones has successfully driven domestic and international growth, overseen customer experience improvement initiatives and led global strategic planning and development. On November 17, 2020, Mr. Jones advised us of his intention to retire as Chief Executive Officer and a director effective April 2, 2021. As a result of our thoughtful and robust succession planning process, upon learning of Mr. Jones’ intention, the Board acted to elect John C. Pfeifer, the current President and Chief Operating Officer of the Company, as Chief Executive Officer of the Company effective April 2, 2021. The Board of Directors also elected Mr. Pfeifer as a director of the Company, assuming that shareholders re-elect Mr. Jones as a director of the Company at the Annual Meeting, to fill the vacancy that would be created by Mr. Jones’ retirement from the Board. Mr. Jones has long been in the specialty vehicle manufacturing industry and currently serves on the board of Thor Industries, Inc., a leading manufacturer of recreational vehicles. He brings a deep knowledge of our industries, a strong customer relationship background and a thorough understanding of our Company’s domestic and global markets. Age: 59 Director Since: 2016 OSHKOSH CORPORATION 2020 Proxy Statement 9

PROPOSAL 1 | ELECTION OF DIRECTORS Tyrone M. Jordan PUBLIC DIRECTORSHIPS: • TPI Composites, Inc. • Trinity Industries From 2015 to 2019, Mr. Jordan served as the President & Chief Operating Officer of DURA Automotive Systems. DURA is a global designer and manufacturer of automotive components. In this role, he was responsible for all strategic growth and operational initiatives across the global enterprise which included operations in countries spanning Asia, Europe, North America and South America. Mr. Jordan began his career at General Motors Corporation. During his time at GM, from 1984 to 2009 and from 2014 to 2015, Mr. Jordan held numerous international operations, business development, strategy, marketing and sales, mergers and acquisitions and product development executive positions, including Global Executive Director of Product Development for New Vehicle Technologies and ultimately served as GM’s Executive Vice President, Global Operations and Customer Experience. From 2009 to 2013, Mr. Jordan served United Technologies Corporation in prominent roles in manufacturing operations, purchasing, technology and engineering and ultimately served as Global Senior Vice President, Operations and Supply Chain, Aerospace Systems. Mr. Jordan has strong business leadership qualities and brings to our board insight into overseeing the management of global strategic operations. He also brings significant experience in the automotive industry, marketing, product development, and strategic planning. Age: 58 Director Since: 2019 OSHKOSH COMMITTEES: Audit Kimberley Metcalf-Kupres From 1994 until her retirement in 2017, Ms. Metcalf-Kupres, held various leadership positions with Johnson Controls International plc, including most recently Vice President and Chief Marketing Officer which included responsibility for strategy, marketing, sales, product management, innovation, business transformation and communications for the company. Johnson Controls is a $30 billion global diversified technology and multi-industrial leader. Prior to her role as Chief Marketing Officer, from 2007 to 2013, she served as Vice President, Strategy, Marketing and Sales of Johnson Controls’ Power Solutions business. She is a purpose driven leader and recognized champion of corporate responsibility, sustainability, and diversity and inclusion. She was a founding member of the Women’s Resource Network at Johnson Controls and has actively worked on gender parity issues through her participation on the World Economic Forum and other thought leadership forums. Prior to joining Johnson Controls, Ms. Metcalf-Kupres held marketing and business development roles at Menasha Corporation, Scotsman Industries and ITW. Age: 59 Director Since: 2016 Ms. Metcalf-Kupres brings to our Board significant experience in sales and marketing, international business, strategy, innovation, government relations, leadership development, and corporate responsibility in a sophisticated, global, technology-driven company. She also has keen insight into the challenges of managing human resources in such an environment. OSHKOSH COMMITTEES: Governance Human Resources OSHKOSH CORPORATION 2020 Proxy Statement 10

PROPOSAL 1 | ELECTION OF DIRECTORS Stephen D. Newlin PUBLIC DIRECTORSHIPS: • Univar Solutions, Inc. FORMER PUBLIC DIRECTORSHIPS: • PolyOne Corporation • The Chemours Company Mr. Newlin was appointed Chairman of our Board in February 2020. From 2016 to 2018, Mr. Newlin served as Chairman, President and Chief Executive Officer of Univar Solutions, and from 2018 to 2020, he served as Univar’s Chairman. Univar is a global distributor of chemicals and services. From 2006 to 2014, he served as Chairman, President and Chief Executive Officer of PolyOne Corporation and, from 2014 to 2016, as Executive Chair of PolyOne’s board. From 2003 to 2006, Mr. Newlin was President, Industrial Sector of Ecolab, Inc. He previously spent 24 years at Nalco Chemical Company in positions of increasing responsibility and served as President, Chief Operating Officer and Vice Chairman of Nalco from 2000 to 2001. Age: 67 Director Since: 2013 OSHKOSH COMMITTEES: Alternate for All Committees Mr. Newlin brings to our Board knowledge and insight into overseeing the distribution and management of global strategic operations. He has served as a top executive officer in the specialty chemical industry, has experience as a director of several public companies, and has a keen understanding of international business and regulatory issues as a result of his global executive management responsibilities. Mr. Newlin also has substantial M&A experience. Raymond T. Odierno PUBLIC DIRECTORSHIPS: • Honeywell International, Inc. General (Ret.) Odierno has 39 years of service in the United States Army and has held many distinguished positions of increasing responsibility at every level of the Army, with service in both the Persian Gulf and Iraq Wars. From 2011 until his retirement in 2015, he served as the 38th Chief of Staff for the U.S. Army. During Operation Iraqi Freedom, General (Ret.) Odierno commanded the 4th Infantry Division, the Army’s III Corps and the United States Forces – Iraq. Since the Vietnam war, General (Ret.) Odierno is one of only two American military officers to command at the division, corps and army level during the same conflict with distinction. General (Ret.) Odierno also served as the senior military advisor to the Secretary of State providing advice on international relations and politico-military concerns worldwide. General (Ret.) Odierno brings to our Board a deep understanding of government relations and extensive experience in foreign policy. In addition, from his prior senior leadership positions with the military, he brings extensive industry-specific expertise and insight into our core customers. Age: 66 Director Since: 2018 OSHKOSH COMMITTEES: Audit Governance OSHKOSH CORPORATION 2020 Proxy Statement 11

PROPOSAL 1 | ELECTION OF DIRECTORS Craig P. Omtvedt PUBLIC DIRECTORSHIPS: • Conagra Brands, Inc. FORMER PUBLIC DIRECTORSHIPS: • The Hillshire Brands Company • General Cable Corp. Mr. Omtvedt served as Senior Vice President and Chief Financial Officer for Fortune Brands, Inc. from 2000 until 2011. Fortune Brands was a leading consumer products company. He continued as an employee of Fortune Brands’ successor company, Beam Inc., until his retirement at the end of 2011, and served as an advisor to Beam Inc. through 2012. He joined Fortune Brands in 1989 serving in various capacities, including Director, Audit; Deputy Controller; Vice President, Deputy Controller and Chief Internal Auditor; Vice President and Chief Accounting Officer; and Senior Vice President and Chief Accounting Officer. Mr. Omtvedt previously served in financial positions of increasing responsibility at both The Pillsbury Company and Sears, Roebuck & Company. Mr. Omtvedt is actively involved with the Boys & Girls Club of America, serving as a National Trustee. Age: 71 Director Since: 2008 OSHKOSH COMMITTEES: Governance Human Resources Mr. Omtvedt brings to our Board knowledge and insight into overseeing the management of public company strategic planning and shareholder value creation and financial operations on a global basis. He has experience as a director of several public companies. He has a deep understanding of our industries and brings significant experience in business planning and restructuring, financial management and international business. Duncan J. Palmer PUBLIC DIRECTORSHIPS: • Bluescape Opportunities Acquisition Corp. FORMER PUBLIC DIRECTORSHIPS: Reed Elsevier Group plc Reed Elsevier PLC Reed Elsevier N. V. • • • Mr. Palmer has served as Global Chief Financial Officer for Cushman and Wakefield since 2014. He has advised the Company that he will retire from this role at Cushman and Wakefield at the end of February 2021. Cushman and Wakefield is a leading provider of commercial real estate services. From 2012 to 2014, Mr. Palmer served as Group Finance Director of Reed Elsevier Group plc and its parent companies. From 2007 to 2012, Mr. Palmer was the Senior Vice President, Chief Financial Officer of Owens Corning. Mr. Palmer had previously spent 20 years with Royal Dutch / Shell Group, where he held positions of increasing responsibility, including Vice President, Upstream Commercial Finance, of Shell International Exploration and Production BV, and Vice President, Finance, Global Lubricants, for the Royal Dutch Shell Group of Companies. Age: 55 Director Since: 2011 OSHKOSH COMMITTEES: Audit (Chair) Mr. Palmer brings to our Board knowledge and insight into overseeing and evaluating the management of financial and strategic operations. He has served on the boards of other public companies, has extensive experience in international financial and accounting positions, and has international business management experience. OSHKOSH CORPORATION 2020 Proxy Statement 12

PROPOSAL 1 | ELECTION OF DIRECTORS Sandra E. Rowland Ms. Rowland was appointed Senior Vice President and Chief Financial Officer of Xylem Inc. on October 1, 2020. Xylem is a leading water technology company committed to solving critical water and infrastructure challenges with technological innovation. From 2015 to 2020, Ms. Rowland served as the Executive Vice President and Chief Financial Officer of Harman International Industries, Incorporated, a wholly-owned subsidiary of Samsung Electronics, Co., Ltd. Harman is an approximately $8 billion company and a global leader in connected car technology, lifestyle audio innovations and more. In this position, Ms. Rowland led and integrated several acquisitions and was instrumental during Samsung Electronics’ acquisition of Harman. From 2013 to 2014, she was the Vice President, Corporate Development and Investor Relations and, from 2012 to 2013, she was the Vice President, Investor Relations of Harman. Before joining Harman, Ms. Rowland held various positions of increasing responsibility in accounting and finance at Eastman Kodak Company where she worked from 2000 to 2012. She also worked at PricewaterhouseCoopers LLP from 1993 to 2000. Age: 49 Director Since: 2018 Ms. Rowland brings to our Board knowledge and insight into overseeing and evaluating the management of financial and strategic operations. She also brings valuable experience in international finance and accounting and international business management. OSHKOSH COMMITTEES: Audit Human Resources John S. Shiely PUBLIC DIRECTORSHIPS: Quad Graphics, Inc. • FORMER PUBLIC DIRECTORSHIPS: • The Scotts Miracle-Gro Company Mr. Shiely is the Retired Chairman of Briggs & Stratton Corporation, a position he held until 2010. Briggs & Stratton a producer of gasoline engines for outdoor power equipment. He was Chief Executive Officer at Briggs & Stratton from 2001 until 2009. Mr. Shiely joined Briggs & Stratton in 1986 and served in various capacities, including Vice President and General Counsel, Executive Vice President - Administration, and President. In addition to Oshkosh Corporation, Mr. Shiely is a director of Quad/Graphics Inc., BMO Financial Corporation and BMO Harris Bank N.A. Age: 68 Director Since: 2012 OSHKOSH COMMITTEES: Governance (C) Mr. Shiely brings to our Board knowledge and insight into overseeing and evaluating management and operations. He has extensive experience as a chief executive officer of a publicly-traded company, as well as experience on the boards of several other public companies. In addition, he has both legal and administrative expertise and experience managing international business operations. OSHKOSH CORPORATION 2020 Proxy Statement 13

PROPOSAL 1 | ELECTION OF DIRECTORS Additional Information On November 17, 2020, Wilson R. Jones notified the Company of his intent to retire from his position as Chief Executive Officer and his position as a director of the Company effective April 2, 2021. As a result of our thoughtful and robust succession planning process, upon learning of Mr. Jones’ intention, the Board acted to elect John C. Pfeifer, the current President and Chief Operating Officer of the Company, as Chief Executive Officer of the Company effective April 2, 2021. The Board of Directors also elected Mr. Pfeifer as a director of the Company, assuming that shareholders re-elect Mr. Jones as a director of the Company at the Annual Meeting, to fill the vacancy that would be created by Mr. Jones’ retirement from the Board. Mr. Pfeifer, who is 55, joined the Company in 2019 as Executive Vice President and Chief Operating Officer. In May 2020, Mr. Pfeifer assumed the position of President and Chief Operating Officer of the Company. Prior to joining the Company, he served as Senior Vice President and President - Mercury Marine, of Brunswick Corporation, a designer, manufacturer and marketer of marine engines and marine parts and accessories, from 2014 to 2019. Prior to that, Mr. Pfeifer served as Vice President and President - Mercury Marine of Brunswick Corporation from 2014 to 2018. Mr. Pfeifer is a director of The Manitowoc Company, Inc. Board Recommendation The Board recommends that shareholders vote FOR the election of the 10 nominees identified above. The Board’s recommendation is based on carefully considered judgment that the skills, professional experience, education, backgrounds and attributes of the nominees make them the best candidates to serve on our Board. director identified above. OSHKOSH CORPORATION 2020 Proxy Statement 14 FOR The Board of Directors recommends a vote FOR the Board’s 10 nominees for

Director Compensation


CHUTE FIRE

The table below summarizes the compensation paid to or earned by our non-employee directors during fiscal 2020.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Keith J. Allman	105,750	146,705	17,879	—	**270,334**
Tyrone M. Jordan (5)	87,876	182,997	—	—	**270,873**
Leslie F. Kenne (6)	52,500	—	—	—	**52,500**
Kimberley Metcalf-Kupres	108,938	146,705	14,723	—	**270,366**
Stephen D. Newlin	200,833	146,705	—	—	**347,538**
Raymond T. Odierno	108,938	146,705	—	—	**255,643**
Craig P. Omtvedt	170,771	146,705	—	—	**317,476**
Duncan J. Palmer	114,626	146,705	—	—	**261,331**
Sandra E. Rowland	104,438	146,705	—	—	**251,143**
John S. Shiely	113,688	146,705	—	—	**260,393**

(1) Mr. Jones, who served as both a director and our Chief Executive Officer during fiscal 2020, received no additional compensation for his service on our Board of Directors and is not included in this table. The compensation Mr. Jones received as our Chief Executive Officer during and for fiscal 2020 is shown in the Summary Compensation Table on page 46.

(2) As SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our directors under our 2017 Incentive Stock and Awards Plan. The amounts shown are not actual cash amounts paid to the directors or amounts the directors realized or will realize because of these awards. We computed the aggregate grant date fair value of these awards in accordance with FASB ASC Topic 718, based on the market price of the shares awarded on the date of grant. This amount includes the value of dividends that the holder of shares is entitled to receive.

(3) As of September 30, 2020, no current non-employee director held any stock options.

(4) The amounts in this column represent above-market interest on non-qualified deferred compensation computed on a quarter-by-quarter basis. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation in fiscal 2020 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The annual interest rate earned on deferred compensation for the first quarter of fiscal 2020 was 6.00%, the second quarter was 5.75% and the third and fourth quarters was 4.25%. For the same periods, 120% of the applicable long-term interest rate was 2.49%, 2.29%, 1.21%, and 1.20%, respectively.

(5) Mr. Jordan was appointed to our Board on November 19, 2019.

(6) Ms. Kenne retired from our Board on February 4, 2020.

OSHKOSH CORPORATION 2020 Proxy Statement 15

DIRECTOR COMPENSATION Retainer and Meeting Fees Each non-employee director is entitled to receive an annual retainer of $97,500. The Chairman of the Board is entitled to receive an additional retainer of $170,000 in recognition of this position. Directors receive a fee of $13,500 per calendar year for each committee on which they serve. The Chairpersons of the Governance Committee and the Human Resources Committee each receive an additional annual retainer of $15,000, and the Chairperson of the Audit Committee receives an additional annual retainer of $20,000. We also reimburse directors for reasonable travel and related expenses they incur attending Board and Board committee meetings and continuing education programs. In response to the impact of the COVID-19 pandemic, the Human Resources Committee recommended and the Board approved a 25% reduction in the respective annual retainer rates for the non-employee directors effective from April 1, 2020 to September 30, 2020. Stock Awards We generally grant shares of stock to our non-employee directors at the meeting of our Board held on the date of our Annual Meeting of Shareholders or at the time a director joins our Board. Effective on election at our 2020 Annual Meeting of Shareholders, we granted to each of our then non-employee directors 1,625 shares of our common stock under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan. The Human Resources Committee retained the services of Mercer, an external compensation consultant, to advise regarding compensation of outside directors, and the amount of the stock awards was at the 50th percentile of data that Mercer provided relating to non-employee director compensation. That data reflected Mercer’s Global Disclosure Database focusing on 90 publicly-traded companies with annual revenues ranging from $6 to $10 billion. Deferred Compensation Plan Non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers. This plan permits individual directors to defer any or all their compensation from the Company, including their stock awards. A director who defers fees may elect to have deferred amounts credited to a fixed-income investment account or a stock account. Deferrals of stock awards must be credited to a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each director’s stock account. Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years at the election of the director. Payments generally commence when a director ceases to be a member of our Board. In the event of a change-in-control of our Company, as defined in the Deferred Compensation Plan, we will pay out the deferred compensation plan accounts of all directors in a single lump-sum cash payment. Stock Ownership Guidelines for Directors The Human Resources Committee has adopted stock ownership guidelines for non-employee directors to ensure that non-employee directors have a direct stake in the success of our Company. Under these guidelines, non-employee directors are encouraged to acquire and own our common stock in an amount equal to five times their respective annual cash retainers. Non-employee directors should achieve this stock ownership level within five years of becoming a director. As of November 27, 2020, all independent directors have met the requisite stock ownership levels or are within five years of their initial election as a director. Mr. Jones is subject to the stock ownership guidelines that apply to our executive officers. Our Company has a policy that prohibits directors, all officers, and all other employees from entering certain transactions for their individual accounts, including hedging or pledging our common stock. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to Company securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds. OSHKOSH CORPORATION 2020 Proxy Statement 16

Governance of the Company Board of Directors Independence Except for our Chief Executive Officer, Mr. Jones, all of the nominees for election to our Board are independent. The Board has determined that no non-employee director nominee has a material relationship with our Company and that all are independent under NYSE listing standards. Further, no director or executive officer has any family relationship with any other director or executive officer. Meetings of the Board of Directors The Board of Directors held nine meetings during fiscal 2020, and committees of the Board held a total of 17 meetings. Each director attended 75% or more of the aggregate number of meetings of the Board and committees on which he or she served during fiscal 2020. The Board expects directors to attend the Annual Meeting of Shareholders. All our directors attended our 2020 Annual Meeting in person, and we anticipate that all director nominees will attend the virtual Annual Meeting in 2021. Our independent, non-employee directors met in executive session, without the presence of our officers, on seven occasions during fiscal 2020. The independent Chairman of the Board presided over all executive session meetings of the non-employee directors. Shareholder Engagement and Say-on-Pay Our shareholders are key participants in the governance of our Company. For this reason, we spend time meeting with our shareholders, listening to their concerns and responding to their feedback. During fiscal 2020, members of the management team met with shareholders and potential shareholders on many occasions. Our management also proactively reached out to shareholders following each of our four quarterly earnings releases. During these candid meetings, we discussed our Company’s performance and our MOVE strategy and heard shareholder feedback on a variety of topics. We know that executive compensation is an important subject for shareholders. The Board is particularly pleased that, at our 2020 Annual Meeting, 94.2% of the votes cast were in favor of the advisory proposal to approve the compensation of our named executive officers. Form of Majority Voting for Director Elections We have a form of majority voting for directors. Directors are elected through plurality voting, which means that the 10 nominees who receive the most votes of all votes cast will be elected. However, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender a resignation to the Chairman of the Board. The Governance Committee (or, under certain circumstances, another committee appointed by the Board) will promptly consider the matter and will recommend to the Board whether to accept or reject the tendered resignation based on all relevant factors. The Board must act on that recommendation no later than 90 days after the Annual Meeting of Shareholders at which the election took place. The Board’s decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC. Proxy Access Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, any shareholder or group of up to 20 shareholders that beneficially owns at least 3% of our outstanding common stock continuously for three years is permitted to nominate candidates for election to the Board and to require the Company to list such nominees along with the Board’s nominees in the Company’s proxy statement. For purposes of this limitation, a group of funds under common management and investment control is treated as one shareholder. The qualifying shareholder or group of shareholders may nominate up to 20% of the Board, rounding down to the nearest whole number of Board seats, but not less than two. OSHKOSH CORPORATION 2020 Proxy Statement 17

GOVERNANCE OF THE COMPANY Communicating with the Board of Directors We encourage you to share your opinions, interests, concerns and suggestions. If you would like to communicate with the Chairman or with the Board as a whole, you may send correspondence to the Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902. Your correspondence will be forwarded to the Board or the appropriate committee, as applicable. Shareholder Right to Call a Special Meeting Under Wisconsin law and our By-laws, shareholders holding 10% of our outstanding shares have the right to call a special meeting of our shareholders. As to this right, there are no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10% threshold and no limits on when a meeting can be called. Our By-laws include some procedural requirements relating to the exercise of this right. Committees of the Board of Directors Our Board of Directors has three standing committees: the Audit Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees as of the date of the Notice of Annual Meeting of Shareholders are set forth below. The Board has determined that each member of each committee is an independent director as defined under NYSE listing standards and SEC rules, including rules specifically pertaining to members of audit committees and compensation committees. Audit Committee » Duncan J. Palmer (Chair) Tyrone M. Jordan Raymond T. Odierno Sandra E. Rowland Stephen D. Newlin (alternate member) • oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system assists with Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and qualifications of our independent registered public accounting firm • appoints, compensates and oversees the work of our independent registered public accounting firm, which reports directly to the Audit Committee oversees our internal audit function assists the Board with oversight of our risk management program oversees the implementation and effectiveness of the Company’s ethics and compliance program » » » » • • • • The Audit Committee met eight times during fiscal 2020. The Audit Committee has a charter that specifies its responsibilities, and the Audit Committee believes it fulfills that charter. All members of the Audit Committee are independent directors and financially literate under the applicable NYSE listing standards, and the Board has determined that each of Tyrone M. Jordan, Stephen D. Newlin, Raymond T. Odierno, Duncan J. Palmer and Sandra E. Rowland is an “audit committee financial expert” as defined under SEC rules. Our independent registered public accounting firm and internal auditors met with the Audit Committee with and without representatives of management present. OSHKOSH CORPORATION 2020 Proxy Statement 18 THE AUDIT COMMIT TEE: MEMBERS:

GOVERNANCE OF THE COMPANY Governance Committee » » John S. Shiely (Chair) Kimberley Metcalf-Kupres Raymond T. Odierno Craig P. Omtvedt Stephen D. Newlin (alternate member) • identifies individuals qualified to become Board members and recommends nominees to our Board for election as directors oversees the annual self-evaluation of the Board and Committees makes recommendations to the Board regarding Board and Committee structure, Committee charters and corporate governance • maintains corporate governance guidelines applicable to our Company oversees administration of the Code of Ethics Applicable to Directors and Senior Executives assists the Board with oversight of our sustainability and corporate social responsibility program • • » » » • • The Governance Committee met four times during fiscal 2020. Selection of Nominees for Election to the Board and Consideration of Shareholder-Recommended Candidates The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms, and other sources and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating candidates, the Governance Committee considers the needs of the Board and attributes of the individual candidates, including character, judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Board and the Governance Committee believe director candidates should possess the following minimum qualifications: • • • The highest personal and professional ethics, integrity and values; The ability to make independent analytical inquiries and to exercise sound business judgment; Relevant expertise and experience and an understanding of our business environment, together with the ability to offer advice and guidance to the Board and executives based on that expertise, experience and understanding; Background as chief or other senior executive officer of a public company or leader of a major complex organization, including commercial, scientific, government, military, and educational and other non-profit institutions; Independence from any particular constituency, ability to represent all shareholders of our Company, and a commitment to enhancing long-term shareholder value; and Sufficient time available to devote to activities of the Board and to enhancing his or her knowledge of our business. • • • Unless otherwise determined by the Governance Committee, director nominees must be younger than 72. In addition, the Board and the Governance Committee believe at least one director should have the requisite experience and expertise to be designated an “audit committee financial expert” as defined by applicable SEC rules. Any shareholder who wishes to recommend a director candidate must provide written notice to the attention of our Secretary at the address shown on page 5. Such notice must include the shareholder’s name and address; the class and number of shares of common stock owned; the name, age, business address, and principal occupation of the candidate; and the number of shares of common stock owned by the candidate, if any. The notice also must include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require any candidate to furnish additional information, within reason, to determine the candidate’s eligibility. A shareholder wishing to nominate a candidate for election as a director also must comply with the provisions of our By-laws described under “Additional Information Regarding the Annual Meeting - Shareholders intending to present business at the 2021 Annual Meeting”. Diversity on the Board Our Corporate Governance Guidelines have long provided that our Board is committed to a diversified membership. Our Board defines diversity broadly. We look for diversity of personal attributes of the individual directors as well as their diverse careers, areas of expertise and tenure on the Board. In considering diversity of the Board (in all aspects of that term), the Governance Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other demographics, such as race, gender and ethnicity. As part of its process of identifying potential nominees, the Governance Committee OSHKOSH CORPORATION 2020 Proxy Statement 19 THE GOVERNANCE COMMIT TEE: MEMBERS:

GOVERNANCE OF THE COMPANY considers the attributes of existing directors and directs the third-party executive search firm that assists in identifying candidates to search for individuals who would contribute to the diversity of the Board. As part of its annual self-evaluation, the Governance Committee assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates. Human Resources Committee » » Keith J. Allman (Chair) Kimberley Metcalf-Kupres Craig T. Omtvedt Sandra E. Rowland Stephen D. Newlin (alternate member) • oversees our organizational, personnel, compensation and benefits policies and practices establishes the compensation for executive officers and directors • oversees the administration of other executive compensation and benefit plans oversight of the talent and succession strategies to ensure leadership continuity • • » » » The Human Resources Committee met five times in fiscal 2020. The Human Resources Committee retained the services of an external independent compensation consultant, Mercer, a business of Marsh & McLennan Companies, Inc. (MMC), to provide technical guidance regarding executive and Director compensation matters. In fiscal 2020, the Company paid $210,566 in fees to Mercer for executive and Director compensation consulting services which included: • Analysis of general industry compensation data using Mercer’s US Executive Remuneration database and updates of trends in executive compensation; Ongoing support regarding the latest relevant regulatory, technical and accounting considerations affecting executive compensation and benefit programs; Guidance on overall compensation program structure, executive compensation levels, comparator groups and executive employment agreements; Preparation for and attendance at selected management, committee and Board of Directors meetings; and Evaluation of competitive positioning of outside director compensation. • • • • The Human Resources Committee has sole authority to engage and terminate its external compensation consultant or any other compensation adviser; meet with its external compensation consultant without management being present; and evaluate the quality and objectivity of the services of its external compensation consultant annually. In addition, pursuant to SEC rules and NYSE listing standards regarding the independence of compensation committee advisers, the Human Resources Committee has the responsibility to consider the independence of its external compensation consultant. The Company separately engaged Mercer in the ordinary course of business to provide services in areas other than executive and Director compensation. The services, which are described below, were unrelated to services that Mercer provided to the Committee, and the employees who rendered the services were different persons than those serving as consultants to the Committee. These additional services included: • • • • Consulting services regarding investment options available under the United Kingdom employee pension scheme; Administering the United Kingdom pension plan along with actuarial analysis and valuations; Providing benchmarking surveys for information on compensation and benefits for our employees generally; and Supporting post implementation activities of a global information technology platform. In fiscal 2020, the Company paid Mercer $765,871 for these additional services. United Kingdom pension services are paid in British pounds and have been converted to U.S. dollars using an exchange rate of 1.28 U.S. dollars per British pound. The Human Resources Committee considered the independence of Mercer’s individual representatives who serve as consultants to the Committee and concluded Mercer is independent and that Mercer’s performance of the unrelated services raises no conflict of interest. The consolidated revenues of MMC were $16.65 billion for the fiscal year ended December 31, 2019 as reported by MMC in its Annual Report on Form 10-K for that year. OSHKOSH CORPORATION 2020 Proxy Statement 20 THE HUMAN RESOURCES COMMIT TEE: MEMBERS:

GOVERNANCE OF THE COMPANY We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation below under “Compensation Discussion and Analysis”. Board, Committee and Director Evaluations The Board believes it has robust evaluation processes for the Board, its three committees, individual directors and the Chairman of the Board. In particular: The Governance Committee annually oversees a self-evaluation of the Board as a whole. The Committee establishes the evaluation criteria and implements the process for this evaluation. On an annual basis, each committee conducts a self-assessment of its performance during the previous year. The purpose of these assessments is to increase the effectiveness of the committee and its members. The Governance Committee, from time to time as the Committee determines it to be necessary or appropriate, reviews the qualifications and performance of any individual directors. On an annual basis, the Governance Committee considers whether to recommend each incumbent director for re-election. On an annual basis and after consultation among the Chair of the Governance Committee and each director regarding the performance of the Chairman of the Board and the subject of succession planning for this position, the Governance Committee determines and proposes to the Board of Directors which member of the Board should serve as Chairman of the Board. The Governance Committee conducts an annual review of each committee’s contribution to the Company. In its review of the committees, the Governance Committee reviews each committee’s form and results of their respective self-assessments. The Governance Committee is tasked with evaluating all current directors and conducting a robust search to identify potential additional nominees with the skills and qualifications needed to ensure that the long-term strategy for the composition of our Board is met. Each year, the Governance Committee thoroughly vets each potential candidate for nomination. Compliance with the responsibilities listed in each committee’s charter forms the principal criteria for these assessments, as well as such other factors and circumstances as are determined appropriate. Corporate Governance Documents We make the following governance-related documents available on the Corporate Governance page under the “Governance” tab in the Investor Relations section of our website, www.oshkoshcorp.com: • • Our Corporate Governance Guidelines The written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors The Oshkosh Corporation Code of Ethics Applicable to Directors and Senior Executives, which applies to all officers at the vice president level or higher The Corporate Code of Ethics and Standards of Conduct, known as “The Oshkosh Way”, which applies to all our employees • • Each document also is available in print to any shareholder who requests it in writing from our Secretary. Policies and Procedures Regarding Related Person Transactions Our Board of Directors adopted the Oshkosh Way for all employees. Our directors and named executive officers are also required to acknowledge in writing that they have received, reviewed and understand the requirements of the Code of Ethics and further acknowledge that failure to fully comply with the Code of Ethics can subject them to discipline, up to and including removal from our Board of Directors or termination of employment. OSHKOSH CORPORATION 2020 Proxy Statement 21 Board as a WholeEach Board CommitteeIndividual DirectorsChairman of the Board

GOVERNANCE OF THE COMPANY The Oshkosh Corporation Code of Ethics requires the prompt disclosure to our Chief Ethics and Compliance Officer, General Counsel or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. Upon their review, recommended action can range from concluding that there is no conflict to review with the Board of Directors. Under the Code of Ethics, the phrase “conflict of interest” is broadly construed to include direct conflicts, indirect conflicts, potential conflicts, apparent conflicts, and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety. The Code of Ethics also prohibits directors and senior executives from taking personal advantage of business opportunities that we typically would pursue or in which we may be interested. There is a firm bias against waivers of these restrictions. Oversight of Risk Management by the Board of Directors Our Organization Risk Management (ORM) Program plays a critical part in how we manage risks. The Program identifies potential exposure to risks, including economic conditions, disruptive technology, competitive threats, cybersecurity, human capital management and change management. The Program is designed to: (i) provide an assessment of our potential exposure to material risks; (ii) inform as to how senior management addresses and mitigates potential material risks; and (iii) allow an evaluation as to how these risks may affect performance, operations and strategic plans and help ensure that senior management is implementing effective mitigation strategies as necessary. The Board and each of its Committees have some role in risk oversight as follows: Governing Body Role in Risk Oversight Board • • Responsible for general oversight of our risk management Focuses on the most significant and material risks facing our Company to help ensure that management develops and implements controls and appropriate risk mitigation strategies Receives a report from senior management and the Audit Committee through the ORM Program on material risk assessments and mitigation strategies as part of the strategic plan updates to the Board Responds to particular risk management issues as part of its general oversight of our Company and in connection with its review and approval of corporate matters Reviews the management succession plan • • • Evaluates and discusses overall guidelines, policies, processes and procedures with respect to risk assessment and risk management Oversees our Organization Risk Management (ORM) Program Receives, considers and discusses a report of results under the ORM Program from senior management following management’s review and prioritizing of risk assessments and mitigation strategies Oversees our compliance with legal and regulatory requirements and our ethics and compliance program Audit Committee • • • • Human Resources Committee • Receives a report from our senior management concerning a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage Considers whether our compensation program effectively creates a proper balance between appropriate risk-taking and competitive compensation Analyzes the current management, identifies possible successors to senior management, and develops a succession plan • • Governance Committee • Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes Oversees our sustainability and corporate social responsibility program Oversees matters relating to related party transactions and conflicts of interest Oversees compliance with key corporate governance documents • • • OSHKOSH CORPORATION 2020 Proxy Statement 22

GOVERNANCE OF THE COMPANY Independent Chairman of the Board Under our By-laws and Corporate Governance Guidelines, our Chairman of the Board must be a director who the Board has determined is independent in accordance with the listing standards of the NYSE and cannot have previously served as an executive officer of our Company. As a result, separate individuals serve as Chairman of the Board and Chief Executive Officer. We believe this leadership structure fosters effective governance and oversight of our Company by: (i) providing the independent directors with control over the Board meeting agenda and discussion; (ii) assuring that independent directors control discussions about strategic alternatives; (iii) enabling an effective assessment of the Chief Executive Officer’s performance; (iv) providing an effective means for the Board to express its views on management, strategy and execution; and (v) positioning the Chairman to obtain direct and meaningful feedback from shareholders. Succession Planning The Human Resources Committee, in conjunction with the Chief Executive Officer and President and Chief Operating Officer, reviews a comprehensive management succession plan each year. The plan identifies potential successors for each executive position; prior year accomplishments in preparing successors; and current development needs. In November, Wilson Jones, our Chief Executive Officer, advised us of his intention to retire effective April 2, 2021. As a result of our thoughtful and robust succession planning process, upon learning of Mr. Jones’ intention, our Board determined that John Pfeifer, the current President and Chief Operating Officer of the Company, would succeed him as Chief Executive Officer effective April 2, 2021. OSHKOSH CORPORATION 2020 Proxy Statement 23

Proposal 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2021 The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditors for the fiscal year ending September 30, 2021. Representatives of Deloitte & Touche LLP will attend the virtual Annual Meeting and will be available to respond to questions. They will have the opportunity to make a statement if they desire to do so. We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Although ratification is not required by our By-laws or otherwise, our Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent auditors as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will view the vote as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our Company and our shareholders. of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors. Audit and Non-Audit Fees The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for the fiscal years ended September 30, 2020 and September 30, 2019, and fees billed for other services rendered by Deloitte & Touche LLP during those periods. 2020 2019 Audit fees (1) $3,915,000 $3,547,000 Audit-related fees (2) 100,000 10,000 Tax fees (3) 18,000 16,000 Total $4,033,000 $3,573,000 (1) Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting and statutory audits required internationally. (2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under “Audit fees.” Audit-related fees in fiscal 2020 related to the registration and issuance of $300.0 million of 3.10% unsecured notes due in March 2030. Audit-related fees in fiscal 2019 related to services performed in connection with the registration of shares under the Company’s 2017 Incentive Stock and Awards Plan. (3) Tax fees in fiscal 2020 and 2019 consisted of fees billed for the preparation of an income tax return in New Zealand. OSHKOSH CORPORATION 2020 Proxy Statement 24 FOR  The Board of Directors recommends a vote FOR ratification of the appointment

PROPOSAL 2  | RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR Pre-approval of Services by the Independent Registered Public Accounting Firm The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee’s next regular meeting. The Audit Committee will regularly review summary reports detailing all services that our independent registered public accounting firm is providing to us. Report of the Audit Committee The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The functions of the Audit Committee are described in greater detail in the Audit Committee’s written charter adopted by our Board of Directors. Each member of the Audit Committee is independent as defined by the NYSE’s listing standards and SEC rules. The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2020, with our management and independent registered public accounting firm, Deloitte & Touche LLP. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications With Audit Committees. In addition, Deloitte & Touche LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with Deloitte & Touche LLP their independence. The Audit Committee further considered the provision of non-audit services by Deloitte & Touche LLP and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2020, be included in our Annual Report on Form 10-K for filing with the SEC. Audit Committee » » » » » Duncan J. Palmer, Chair Tyrone M. Jordan Raymond T. Odierno Sandra E Rowland Stephen D. Newlin, Alternate Member OSHKOSH CORPORATION 2020 Proxy Statement 25

STOCK OWNERSHIP

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

The following table shows the beneficial ownership of common stock of each director, each named executive officer appearing in the Summary Compensation Table on page 46, each other shareholder owning more than 5% of our outstanding common stock, and the directors and executive officers (including the named executive officers who are current employees) as a group.

"Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after December 1, 2020, through, for example, the exercise of a stock option.

Except as otherwise stated in the footnotes to the following table, information about common stock ownership is as of December 1, 2020. The percent of common stock beneficially owned is based on the number of shares outstanding on the record date for the Annual Meeting. At the close of business on December 7, 2020, the record date for the Annual Meeting, there were 68,305,453 shares of common stock outstanding. Our policies prohibit directors or named executive officers from pledging shares. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Stock Units Beneficially Owned (1)
Keith J. Allman	1,375	*	12,018
John J. Bryant (2)	35,045	*	8,592
Wilson R. Jones (2)	432,222	*	69,746
Tyrone M. Jordan	0	*	2,058
Kimberley Metcalf-Kupres	1,625	*	8,069
Frank R. Nerenhausen (2)	108,614	*	15,469
Stephen D. Newlin	3,200	*	17,921
Raymond T. Odierno	0	*	8,938
Craig P. Omtvedt	22,425	*	1,233
Michael E. Pack (2)	16,096	*	10,852
Duncan J. Palmer	0	*	27,900
John C. Pfeifer	12,790	*	59,877
Sandra E. Rowland	4,375	*	0
David M. Sagehorn	–	*	–
John S. Shiely	21,450	*	3,636
Robert H. Sims	–	*	–
All directors and executive officers as a group (2)	911,779	1.3%	307,862
Aristotle Capital Management, LLC (3)	7,150,470	10.48%	
BlackRock, Inc. (4)	7,583,955	11.1%	
The Vanguard Group (5)	6,900,311	10.10%	

* The amount shown is less than 1% of the outstanding shares of common stock.

OSHKOSH CORPORATION 2020 Proxy Statement 26

STOCK OWNERSHIP (1) Amounts shown in this column are not included in the columns titled “Shares of Common Stock Beneficially Owned” or “Percent of Common Stock Beneficially Owned”. Amounts shown include restricted stock units (RSUs) awarded under our 2017 Incentive Stock and Awards Plan in fiscal years 2018 through 2020 in the following amounts to the following individuals: 69,746 units for Wilson R. Jones 10,852 units for Michael E. Pack 59,877 units for John C. Pfeifer 15,469 units for Frank R. Nerenhausen 8,592 units for John J. Bryant 226,089 units for all executive officers as a group RSUs are subject to forfeiture until they vest (subject to retirement terms of the awards). Amounts shown also include stock units under our Deferred Compensation Plan for Directors and Executive Officers, all of which are vested or were free of restrictions, in the following amounts to the following individuals: 12,018 units for Keith J. Allman 2,058 units for Tyrone M. Jordan 8,069 units for Kimberley Metcalf-Kupres 17,921 units for Stephen D. Newlin 5,095 units for Raymond T. Odierno 1,233 units for Craig P. Omtvedt 27,900 units for Duncan J. Palmer 3,636 units for John S. Shiely 77,930 units for all directors as a group Amounts also include units deemed invested in shares of common stock that are credited to the following individuals in the following amounts under the Deferred Compensation Plan: 3,843 units for General (Ret. ) Odierno, and 3,843 units for all directors and executive officers as a group. The units described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis. However, no such distribution will occur before January 29, 2021. (2) Amounts shown include the following amounts that the listed individuals have the right to acquire pursuant to stock options exercisable between December 1, 2020 and January 29, 2021: 242,700 shares for Wilson R. Jones 5,383 shares for Michael E. Pack 3,316 shares for John C. Pfeifer 48,925 shares for Frank R. Nerenhausen 15,975 shares for John J. Bryant 451,570 shares for all directors and executive officers as a group (3) Amount shown is as described in the Schedule 13G/A that Aristotle Capital Management, LLC filed with the SEC on January 9, 2020. Aristotle Capital Management, LLC is located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025. Aristotle Capital Management, LLC reported beneficial ownership of 7,150,470 shares and had sole voting power over 4,619,240 shares, shared voting power over no shares, sole investment power over 7,150,470 shares and shared investment power over no shares. (4) Amount shown is as described in the Schedule 13G/A that BlackRock, Inc. filed with the SEC on February 4, 2020. BlackRock, Inc. is located at 55 East 22nd Street, New York, New York 10055. BlackRock, Inc. reported beneficial ownership of 7,583,955 shares and had sole voting power over 6,837,316 shares, shared voting power over no shares, sole investment power over 7,583,955 shares and shared investment power over no shares. (5) Amount shown is as described in the Schedule 13G/A that The Vanguard Group filed with the SEC on April 9, 2020. The Vanguard Group is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported beneficial ownership of 6,900,311 shares and had sole voting power over no shares, shared voting power over 47,271 shares, sole investment power over 6,798,162 shares and shared investment power over 102,149 shares. Section 16(a) Beneficial Ownership Reporting Compliance The Securities Exchange Act of 1934 requires our directors, executive officers and controller to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based upon our review of copies of these reports and certifications given to us by such persons, we believe our directors, executive officers and controller have complied with their filing requirements for fiscal 2020. OSHKOSH CORPORATION 2020 Proxy Statement 27

CompensattiioonnDDiissccuussssioionnand aAndalyAsnisalysis EXECUTIVE SUMMARY Introduction and Overview This Compensation Discussion and Analysis explains our compensation program and policies for fiscal 2020 and details the compensation decisions we made with respect to our named executive officers (NEOs) and how their fiscal 2020 compensation aligns with our pay-for-performance philosophy. For fiscal 2020 (October 1, 2019 through September 30, 2020), our NEOs identified in the Summary Compensation Table are as follows: Wilson R. Jones Chief Executive Officer Michael E. Pack Executive Vice President and Chief Financial Officer John C. Pfeifer President and Chief Operating Officer Frank R. Nerenhausen Executive Vice President and President, Access Equipment Segment John J. Bryant Executive Vice President and President, Defense Segment David M. Sagehorn Former Executive Vice President and Chief Financial Officer (retired) Robert H. Sims Former Executive Vice President and Chief Human Resources Officer Our compensation program for fiscal 2020 achieved its objective of tying pay to performance. We started our fiscal 2020 strong, ending our first quarter with results in line with Company expectations. The COVID-19 pandemic stifled our strong start, which among other things impacted our ability to achieve annual incentive compensation targets for our NEOs. Because Company performance, due to the impact of the COVID-19 pandemic, fell below our expectations, our incentive compensation was accordingly below target. To prudently manage our compensation expense, we generally target compensation close to the 50th percentile of the compensation database that we use. We believe our executive compensation program positions us to compete effectively when recruiting, selecting and seeking to retain key executives. The Human Resources Committee believes that retaining this high-performing executive team is important for the long-term success of the business. Oshkosh Strengths, Strategy and Fiscal 2020 Highlights We are committed to creating value for shareholders. We achieve success through a unique blend of businesses with a variety of attractive end markets as well as our differentiated approach to operating as an integrated enterprise. We believe this approach, which includes leveraging shared technologies, coordinating product development activities and benefiting from our global procurement and supply chain and other functional scale across the Company, sets us apart from other industrial companies and makes us a “Different Integrated Global Industrial.” Proud Oshkosh team members and their commitment to our strong culture allowed us to overcome significant headwinds caused by the global pandemic which were not within management’s control, including lower customer demand, supplier delivery interruptions, workforce availability issues and many others. Oshkosh team members and our dedicated suppliers have worked hard and stepped up during this difficult period to continue meeting our customers’ needs. Our MOVE strategy, which has guided us for nearly a decade, helped Oshkosh team members execute effectively and deliver solid results in a challenging environment in fiscal 2020. Throughout the pandemic, our primary focus has been to care for the wellbeing of our team members. We also took steps to offset the impact of the pandemic on our fiscal 2020 financial performance including temporary and permanent cost reductions. Specifically, furloughs, salary reductions, and reductions in discretionary spending occurred in all segments and corporate that yielded temporary cost savings of approximately $120 million in fiscal 2020. Some of our businesses reduced their production schedules to align production output with changing customer demand during the pandemic while others continued to operate at full rate production, adding more complexity to managing operations through the pandemic. However, as an essential business, our team maintained a spirit of perseverance, developing ways to overcome the numerous operational challenges brought on by the pandemic. These efforts OSHKOSH CORPORATION 2020 Proxy Statement 28

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 allowed our facilities to continue to provide essential products and services to those who perform some of the most dangerous jobs in the world. The Company delivered solid performance and our leaders and team members responded quickly to drive this performance in the face of adversity. • Our 2020 revenues declined by 18.2% from $8.38 billion in fiscal 2019 to $6.86 billion, primarily driven by a 38.4% decline in revenues in our Access Equipment segment, which was partially offset by an 11.3% increase in revenues in our Defense segment. Despite the double-digit decline in total revenues, consolidated backlog grew by 10% year over year. Consolidated operating income in fiscal 2020 was $488.7 million, or 7.1% of sales, which was below our targeted operating income threshold for incentive compensation purposes. The primary driver of the lower results was significantly reduced Access Equipment demand driven by the pandemic. Diluted earnings per share (EPS) of $4.72 in fiscal 2020 was significantly lower than EPS of $8.21 in fiscal 2019 because of the negative impact of the global pandemic. • • Pay for Performance A fundamental principle underlying our compensation program is that we pay for performance. Our compensation program for fiscal 2020 supported performance by providing appropriate incentives to our executives. To prudently manage our compensation expense while still attracting and retaining the highest caliber executives, we generally set base salary and target amounts of other elements of compensation close to the 50th percentile for the companies represented in the database discussed below. Overall, we allocate a greater portion of NEO compensation to pay that varies based on Company and segment performance (annual incentive and long-term equity incentives) than to fixed compensation (base salary and benefits) as illustrated in the graphics below. We limit benefits that NEOs receive, that are not broadly available to Oshkosh employees, to those related to business need. TARGET COMPENSATION MIX + + + + = The target value represents the total direct compensation at the 50th percentile of companies in the Mercer US Executive Remuneration Database. Fiscal 2020 Target Compensation CEO Long Term Incentive 68.4% Performance-based 59.4% Fiscal 2020 Target Compensation for Other NEOs Full fiscal 2020 target compensation for all NEOs, including Mr. Sagehorn and Mr. Sims, is included in the graphic below: Long Term Incentive 47.5% Performance-based 51.2% OSHKOSH CORPORATION 2020 Proxy Statement 29 Restricted Stock Units 19.0% Stock Options 9.5% Performance Shares 19.0% Annual Incentive 22.7% Salary 29.8% Restricted Stock Units 27.4% Stock Options 13.6% Performance Shares 27.4% Annual Incentive 18.4% Salary 13.2% Stock Options Performance Shares Restricted Stock Units Annual Incentive Salary Target Value

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 Say on Pay and Preview to Fiscal 2021 Compensation At our 2020 Annual Meeting, shareholders strongly supported our executive compensation program with 94.2% of the votes cast in favor of the advisory proposal on the fiscal 2019 compensation of our NEOs. We engage frequently with our shareholders to listen, learn and understand what our investors view as important. Specifically, we engage on subjects such as our Company performance, corporate governance, ESG topics, human capital management, capital allocation and executive compensation. In addition, we continue to review our program and refine it, if appropriate, to ensure it aligns with Company objectives and our shareholders’ interests. For fiscal 2021, we have maintained the same performance measures as in fiscal 2020 in our annual cash incentive awards as captured in the below chart: consolidated and segment operating income (OI) and consolidated and segment days net working capital (DNWC). Fiscal 2020 and fiscal 2021 performance measures – annual cash incentive awards Corporate NEOs Segment Presidents These performance measures maintain focus on the MOVE strategy and reinforce strong working capital management, which have been key drivers of the 12.9% earnings per share compound annual growth rate (CAGR) and $2.16 billion cumulative cash provided by operating activities that we have generated since the start of fiscal 2016. We discuss and explain these performance measures in greater detail below under “COMPENSATION DECISIONS FOR FISCAL 2020 - Annual Cash Incentive Awards.” We continue to believe it is important to provide business segment presidents the opportunity to be rewarded for results primarily tied to their business segment. For fiscal 2021, to align our long-term incentive mix with market practice, the Committee approved revising our long-term incentive mix to include only performance shares and RSUs with equal weighting. In addition to aligning with market practice, this change simplifies the structure and continues to emphasize compensation that is tied directly to performance. We believe strongly that a mix of two forms of long-term incentives drives performance and retention of our executives and provides value to shareholders. Fiscal 2020 mix – equity-based long-term incentive awards Fiscal 2021 mix – equity-based long-term incentive awards HUMAN RESOURCES COMMITTEE OVERSIGHT RESPONSIBILITIES The Human Resources Committee establishes, oversees and approves the compensation program, awards, practices and procedures for our executive officers. The Committee makes annual compensation decisions using a thoughtful and deliberate process based on open discussion and competitive market data that Mercer, who serves as independent compensation consultant to the Committee, provides. The Committee also recommends to the Board of Directors the competitive pay package for its directors. OSHKOSH CORPORATION 2020 Proxy Statement 30 Performance Shares 50% Restricted Stock Units 50% Performance Shares 40% Stock Options 20% Restricted Stock Units 40% Consolidated OI 25% Segment OI 50% Segment DNWC 25% Consolidated OI 70% Consolidated DNWC 30%

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 COMPENSATION PHILOSOPHY AND OBJECTIVES A fundamental principle underlying our compensation program is that we pay for performance. The objective of our compensation program is to incentivize the achievement of both short-and long-term results through the alignment of pay with performance goals that we set rigorously. We intend this approach to attract, retain, motivate and sustain high performing executive talent. The Committee strives to clearly link pay to performance and align incentive compensation opportunities with the long-term interests of our shareholders. As a result, we designed our compensation program to reward executives for annual financial results as well as strategic decision-making for sustained long-term Company performance. CHECKLIST OF COMPENSATION PRACTICES Consistent with the objectives of our compensation program, the Committee has designed cash and equity awards that have varying timeframes for earning and payment and include a substantial proportion of pay that is “at risk” and dependent on future performance. The primary components of our executive compensation program in fiscal 2020 were as follows: For More Information, See Page Specific Compensation Component Key Features For Fiscal 2020 Fixed Base salary We generally set base salaries within 10% of the 50th percentile of market; we generally base salary increases on performance and market competitiveness 32 Performance-based short-term incentive Annual cash incentive awards We base annual cash incentive awards on the achievement of challenging annual performance goals 33 Long-term incentives Performance shares Performance shares benefit the recipient to the extent our relative Total Shareholder Return or relative Return on Invested Capital over a period of three years compares favorably to companies in our comparator groups 37 Restricted stock units Restricted stock units tie a portion of the recipient’s compensation to share price with vesting over a period of up to three years 40 Stock options Stock options tie a portion of the recipient’s compensation to share price appreciation over a period of up to ten years 40 In certain circumstances, such as for newly hired/promoted executives or for retention purposes, we also provide compensation outside of these compensation components, such as additional equity awards for newly hired/promoted executives. We discuss these special awards in this Compensation Discussion and Analysis as they relate to our NEOs. OSHKOSH CORPORATION 2020 Proxy Statement 31 WHAT WE AVOID Single-trigger change in control features Excessive executive perquisites Tax gross-ups Employment contracts WHAT WE DO Align pay and performance Require minimum stock ownership and holdings Provide a balanced pay mix Implement clawback and anti-hedging policies Prohibit pledging of Company stock Provide limited perquisites with sound business rationale

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 ANNUAL COMPENSATION PROGRAM DESIGN REVIEW The Committee annually evaluates our compensation program to determine if it is appropriate to adjust the program design, types of awards, or levels of pay. For fiscal 2020, this evaluation included a review with Mercer of its analysis of general industry compensation data. As we describe in more detail below, this analysis gives the Committee comparative references and enhances the Committee’s understanding of each executive’s compensation package. The Committee decided to continue to use consolidated OI and consolidated DNWC as performance measures for the fiscal 2020 annual cash incentive awards for NEOs other than segment presidents. Retaining consolidated OI as a measure allowed for a continued emphasis on maximizing income and retaining DNWC as a measure for NEOs other than segment presidents enhanced focus on working capital management. The DNWC measure for corporate NEOs also provided alignment with the measures that we assigned to our segment presidents. For our segment presidents, the Committee decided to use consolidated OI, segment OI and segment DNWC measures for the fiscal 2020 annual cash incentive award, which were the same measures we used for fiscal 2019. Like return on invested capital (ROIC) which is a measure we use in our long-term incentive awards, DNWC provides important focus on maximizing free cash flow for our Company. DETERMINING PAY LEVELS For fiscal 2020, Mercer provided the Committee various analyses of general industry compensation data from its US Executive Remuneration Database, a survey that includes compensation for 2,474 organizations. We used this database because we believe the survey size ensures consistent and statistically valid data that is representative of the market in which we compete for executive talent. We generally consider only aggregate data and do not select individual companies for comparison. We believe this approach avoids giving undue importance to statistically outlying companies while offering a general understanding of compensation practices in the market. The Mercer US Executive Remuneration Database includes data regarding base salary, target and actual annual cash incentive awards, and target and actual long-term incentive awards. The data reflects the individual responsibilities of each position and company revenue size. In addition to the market data, the Committee also considers, in a subjective manner, the annual evaluation of each executive officer’s performance when determining base salary, annual incentive awards and long-term incentive awards. Mr. Pack and Mr. Pfeifer attained new positions during the fiscal year. We promoted Mr. Pack to Executive Vice President and Chief Financial Officer and Mr. Pfeifer to President and Chief Operating Officer on April 3, 2020 and May 11, 2020, respectively. The Committee used the same Mercer US Executive Remuneration Database when preparing and approving Mr. Pack’s and Mr. Pfeifer’s compensation packages for their new positions. In addition, the Committee made certain long-term incentive awards to Mr. Pack and Mr. Pfeifer to align compensation closer to the 50th percentile for their new positions. We describe these awards further below. COMPENSATION DECISIONS FOR FISCAL 2020 Base Salary In September 2019, the Committee reviewed the Mercer US Executive Remuneration Database by position to evaluate the competitiveness of the NEOs’ base salaries. The Committee generally believes base salaries that are within 10% of the 50th percentile for this database are competitive. The Committee reviewed Mr. Jones’ performance and reviewed the performance evaluations of the other NEOs, which Mr. Jones prepared, to ensure that base salary decisions for each executive reflected the executive’s performance and were otherwise consistent with all the compensation goals. After analyzing the data and performance information for each executive, considering our business outlook and that base salaries remained flat during the prior fiscal year, in November 2019, the Committee decided to provide modest base salary increases aligned to market practice to Messrs. Jones, Pfeifer, Nerenhausen, Sagehorn and Sims. The Committee provided a larger increase to Mr. Bryant, who leads our second largest market segment, to bring his base salary closer to the 50th percentile of the market. The Committee used the Mercer US Executive Remuneration Database and, based on our philosophy for establishing base salaries, determined the appropriate level of base salary to provide to Mr. Pack and Mr. Pfeifer in their promotional offers effective on April 3, 2020 and May 11, 2020, respectively. OSHKOSH CORPORATION 2020 Proxy Statement 32

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020

COVID-19 Impact on Fiscal 2020 Base Salary

Effective April 5, 2020, in response to the impact of the COVID-19 pandemic, the Committee supported the Company's recommendation to implement temporary pay reductions for each NEO for the last six months of fiscal 2020 through base salary reductions or furloughs. We aligned each NEO pay reduction decision for a segment president to pay reduction decisions impacting his respective segment.

Summary of Fiscal 2020 Base Salary Adjustments

Base salary adjustments for fiscal 2019 and fiscal 2020, including adjustments in response to the COVID-19 pandemic, were as follows:

Named Executive Officer	Adjustment as a % of Base Salary for Fiscal 2019 (1/1/19)	Adjustment as a % of Base Salary for Fiscal 2020 (1/1/20)	Mid-fiscal Year 2020 Adjustment as a % of Base Salary (4/5/20) (6)
Mr. Jones	0%	3.1%	-25%
Mr. Pack (1)(2)	4.0%	3.0%	-15%
Mr. Pfeifer (3)	—	3.0%	-15%
Mr. Nerenhausen (4)	0%	3.0%	furlough
Mr. Bryant (1)	0%	12.4%	-15%
Mr. Sagehorn (5)	0%	3.0%	N/A
Mr. Sims (1)	0%	3.0%	-15%

(1) Messrs. Pack, Bryant and Sims were not NEOs during fiscal 2019.

(2) Mr. Pack's base salary adjustments for fiscal 2019 and fiscal 2020 related to his prior position as Vice President - Finance for the Fire & Emergency segment. We promoted Mr. Pack to Executive Vice President and Chief Financial Officer on April 3, 2020. At that time, the Committee adjusted his base annual salary rate from $314,451 to $500,000, a 59% increase.

(3) The Company hired Mr. Pfeifer on May 1, 2019, and established his fiscal 2019 base salary at that time. We promoted Mr. Pfeifer to President and Chief Operating Officer on May 11, 2020. We delayed the base salary change for this promotion, so that it did not go into effect until the beginning of fiscal 2021, as part of larger pay reduction efforts that the entire organization observed in the last six months of the fiscal year due to the impact of the COVID-19 pandemic. Effective October 4, 2020, Mr. Pfeifer's base salary changed from $721,000 to $750,000, a 4% increase. The percentage for Mr. Pfeifer's mid-fiscal year 2020 adjustment relates to his salary in effect on April 5, 2020.

(4) Mr. Nerenhausen took five distinct, one week furloughs, representing a 20% reduction in base salary, during the last six months of fiscal 2020.

(5) Mr. Sagehorn retired before the commencement of the temporary base salary reductions.

(6) Temporary base salary reductions were in effect from April 5, 2020 through October 3, 2020 for Messrs. Jones, Pack and Pfeifer, through August 3, 2020 for Mr. Sims (the date of his separation from service) and through September 19, 2020 for Mr. Bryant.

Annual Cash Incentive Awards

Our annual cash incentive plan links cash awards to the achievement of specific short-term corporate performance goals that the Committee approves each year. These awards tie a significant portion of an executive's annual compensation to our Company's performance. For fiscal 2020, awards were dependent on our performance under a combination of two or, for the business segment presidents, three measures: consolidated OI, segment OI and consolidated or segment DNWC.

After the Committee reviewed the Mercer US Executive Remuneration Database and each executive's performance, the Committee assigned each executive a threshold, target and maximum annual cash incentive award payment level, as a percentage of base salary for fiscal 2020. As in the past, we targeted the annual cash incentive award opportunity at approximately the 50th percentile of the competitive data as reflected in the database. For fiscal 2020, the Committee maintained target percentages consistent with fiscal 2019 levels for Messrs. Jones, Pfeifer, Sagehorn, Nerenhausen, Bryant and Sims. Based on our philosophy for establishing target percentages, the Committee used the same database and determined the appropriate target percentage to provide to Mr. Pack and Mr. Pfeifer as part of their promotions on April 3, 2020 and May 11, 2020, respectively.

OSHKOSH CORPORATION 2020 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020

We calculated annual cash incentive payouts using both the pro-rated fiscal 2020 base salary (after giving effect to the COVID-19 pandemic related temporary base salary reductions or furloughs that we discuss above) and the pro-rated targets based on the table below.

The payout opportunities for the NEOs for fiscal 2020 are set forth in the table below:

		Potential Annual Award as a Percentage of Base		
Named Executive Officers	Prior Target	Threshold	Target	Maximum
Mr. Jones	140%	70%	140%	280%
Mr. Pack (1)(2)	40%	35%	70%	140%
Mr. Pfeifer (3)	90%	47.5%	95%	190%
Mr. Nerenhausen	80%	40%	80%	160%
Mr. Bryant (1)	80%	40%	80%	160%
Mr. Sagehorn	80%	40%	80%	160%
Mr. Sims (1)	60%	30%	60%	120%

(1) Messrs. Pack, Bryant and Sims were not NEOs during fiscal 2019.

(2) Mr. Pack's target percentage increased from 40% to 70% at the time of his promotion to Executive Vice President and Chief Financial Officer on April 3, 2020. We calculated Mr. Pack's fiscal 2020 annual cash incentive award payout on a pro-rated basis using both target percentages.

(3) Mr. Pfeifer's target percentage increased from 90% to 95% at the time of his promotion to President and Chief Operating Officer on May 11, 2020. We calculated Mr. Pfeifer's fiscal 2020 annual cash incentive award payout on a pro-rated basis using both target percentages.

Annual Cash Incentive Awards-Operating Income and Fiscal 2020 Results

The Committee established the targets for consolidated OI and segment OI based on our forecasted financial performance as we indicate below. Actual fiscal 2020 results also appear in the last column of the chart below.

	Performance Measure	Bonus Weighting	Threshold in Millions	Target in Millions	Maximum in Millions	2020 Actual in Millions
Mr. Jones, Mr. Pfeifer, Mr. Sagehorn and Mr. Sims	Consolidated OI	70%	$625	$765	$905	$496
Mr. Pack (1)	Consolidated OI	47.5%	$625	$765	$905	$496
	Fire & Emergency segment OI	25%	$160	$180	$200	$152
Mr. Nerenhausen	Consolidated OI	50%	$625	$765	$905	$496
	Access Equipment segment OI	25%	$380	$465	$550	$214
Mr. Bryant	Consolidated OI	50%	$625	$765	$905	$496
	Defense segment OI	25%	$170	$200	$230	$184

(1) Mr. Pack participated as an employee of the Fire & Emergency segment prior to his promotion to Executive Vice President and Chief Financial Officer effective April 3, 2020.

OSHKOSH CORPORATION 2020 Proxy Statement 34

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020

- Consolidated OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of our unconsolidated affiliates, adjusted for restructuring charges ($23.3 million), gain on sale of a business $3.1 million, and insurance recovery related to a partial roof collapse at McNeilus $12.3 million
- Fire & Emergency segment OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of our unconsolidated affiliates, and adjusted for restructuring charges ($1.4 million)
- Access Equipment segment OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of our unconsolidated affiliates, and adjusted for restructuring charges ($15.1 million)
- Defense segment OI equals income from continuing operations before other income/expense, income taxes and equity in earnings of our unconsolidated affiliates for the respective business segment

The results satisfied the annual incentive plan requirement that we achieve a minimum 3% operating income margin on a consolidated or segment basis, as applicable, in fiscal 2020 to receive an OI payment above target. Actual OI margin in fiscal 2020 was 7.2% on a consolidated basis, 13.3% for the Fire & Emergency segment, 8.5% for the Access Equipment segment and 8.1% for the Defense segment.

Annual Cash Incentive Awards-Days Net Working Capital and Fiscal 2020 Results

The Committee established the targets for DNWC based on our forecasted financial performance, as indicated below. Actual fiscal 2020 results also appear in the last column in the chart below.

	Performance Measure	Bonus Weighting	Threshold	Target	Maximum	FY2020 Actual Result
Mr. Jones, Mr. Pfeifer, Mr. Sagehorn and Sims	Consolidated DNWC	30%	78.5	74.0	69.5	95.0
Mr. Pack (1)	Consolidated DNWC	15.0%	78.5	74.0	69.5	95.0
	Fire & Emergency segment DNWC	12.5%	61.5	58.0	54.5	67.0
Mr. Nerenhausen	Access Equipment segment DNWC	25%	85.0	80.0	75.0	141.4
Mr. Bryant	Defense segment DNWC	25%	87.0	82.0	77.0	79.4

(1) Mr. Pack participated as an employee of the Fire & Emergency segment prior to his promotion to Executive Vice President and Chief Financial Officer effective April 3, 2020.

- DNWC is calculated as the average Net Working Capital (NWC) for the five consecutive quarters ending September 30 divided by the average daily sales for the fiscal year ended September 30. NWC is defined as current assets (less cash) minus current liabilities (less short-term debt and customer advances at Pierce)

Fiscal 2020 Annual Incentive Award Payouts

Based on actual results for fiscal 2020, there would have been no payout under the annual cash incentive award plan in respect of consolidated OI, Access Equipment segment OI or Fire & Emergency segment OI because actual performance fell below the respective thresholds that the Committee originally established. In September 2020, the Committee discussed with management and the Committee's independent advisor, Mercer, the impact that the COVID-19 pandemic had on the financial results of the Company and the annual cash incentive award plan. The Committee discussed the use of discretion and how other companies were applying discretion to address fairness and retention concerns in response to the extraordinary circumstances and market conditions related to the global pandemic. The Company reviewed the impact the COVID-19 pandemic had on sales and operating income and also reviewed the Company's cost reduction efforts (which included temporary and permanent cost reductions; specifically, furloughs, salary reductions and reductions in discretionary spending that occurred in all segments). The projected consolidated and segment pro-forma operating

OSHKOSH CORPORATION 2020 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020

income if the COVID-19 impact had not occurred demonstrated that the Company would have surpassed all segment and consolidated operating income thresholds but for the effects of the COVID-19 pandemic.

The Committee also discussed other items such as performance of the Company, including improvements in labor efficiencies, market share and pricing and progress made on key strategic priorities, such as new product development and simplification initiatives, in the face of the pandemic. The Committee also reviewed numerous operational challenges that arose from the pandemic, including supplier disruptions, increased safety protocols, absenteeism and delivery disruptions. Based on this review, the Committee approved adjusting its evaluation of results to address the impact of the COVID-19 pandemic by treating the consolidated and any segment measures that fell short of threshold operating income performance as if each had achieved the operating income threshold performance, resulting in an annual incentive payout of 35% of the target annual incentive award for Messrs. Jones and Pfeifer, 35.8% of the target annual incentive award for Mr. Pack, 37.5% of the target annual incentive award for Mr. Nerenhausen and 12.5% of the target annual incentive award for Mr. Bryant, in addition to any amounts earned for the Defense segment operating income and DNWC measures. The Committee under the 2017 Incentive Stock and Awards Plan may adjust any evaluation of performance under a performance goal to the extent the Committee deems appropriate and consistent with the terms of the plan.

The Committee concluded that it would not make any adjustments in respect of the achievement of any DNWC measure that fell below threshold levels.

Based on consolidated and segment results and the Committee's decision to adjust its evaluation of results, performance payouts under the annual cash incentive plan to our NEOs were as follows:

	Target Annual Incentive Award ($) (3)	Payout Based on Consolidated Operating Income ($)	Payout Based on Consolidated Days Net Working Capital ($)	Payout Based on Segment Operating Income ($)	Payout Based on Segment Days Net Working Capital ($)	Total ($)	Payout Level (Percent of Target Payout) (4)
Mr. Jones	1,443,886	505,360	—	—	—	505,360	35.0%
Mr. Pack	208,283	57,882	—	16,685	—	74,567	35.8%
Mr. Pfeifer	611,400	213,990	—	—	—	213,990	35.0%
Mr. Nerenhausen	443,539	55,441	—	110,885	—	166,327	37.5%
Mr. Bryant	362,147	45,267	—	131,460	137,616	314,343	86.8%
Mr. Sagehorn (1)	—	—	—	—	—	—	—
Mr. Sims (2)	—	—	—	—	—	—	—

(1) Mr. Sagehorn, who retired on April 3, 2020, did not receive an annual cash incentive award for fiscal 2020 as he was not employed at the time of award payout in November 2020.

(2) Mr. Sims did not receive an annual cash incentive payout for fiscal 2020 because he was not employed at the time of award payout in November 2020.

(3) The target annual incentive award represents fiscal 2020 base salary multiplied by each NEO's target award percentage. Mr. Pack's target percentage increased from 40% to 70% at the time of his promotion to Executive Vice President and Chief Financial Officer on April 3, 2020. Mr. Pfeifer's target percentage increased from 90% to 95% at the time of his promotion to President and Chief Operating Officer on May 11, 2020. For Mr. Pack and Mr. Pfeifer, we calculated their fiscal 2020 annual cash incentive award payout on a pro-rated basis using both target percentages.

(4) Payout level is the sum of the results of each performance measure as a percentage of target performance multiplied by each measure's respective weighting.

OSHKOSH CORPORATION 2020 Proxy Statement 36

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 Equity-Based Long-Term Incentive Awards The Committee generally grants individual equity awards for executives on an annual basis at its November meeting. Grants of equity awards in fiscal 2020 are subject to the terms of the 2017 Incentive Stock and Awards Plan, which shareholders approved at the 2017 Annual Meeting. In fiscal 2020, as we had done in the recent past, we provided three types of equity-based long-term incentive awards: performance shares, restricted stock units and stock options. Each of these awards is subject to the terms of our 2017 Incentive Stock and Awards Plan. The Committee believes equity-based long-term incentive awards are key components of our compensation program and appropriately align pay with performance. Long-term incentive awards serve the following three critical functions: • • Motivate executives to focus on our long-term growth and performance; Encourage and facilitate executive ownership of our common stock, which aligns executive objectives with those of shareholders; and Help to attract and retain key executives, which we believe contributes to increased shareholder value. • For regular equity awards that the Committee granted in fiscal 2020, the Committee intended to provide to each NEO long-term incentive awards with a target value equal to the 50th percentile of long-term incentive award values in the Mercer US Executive Remuneration Database. The awards provided a significant incentive for executives to execute our MOVE strategy and achieve fiscal 2020 performance goals and also provided considerable retention value for key executives. For fiscal 2020 grants, the Committee maintained the mix of awards that it used in fiscal 2019 to emphasize compensation that is tied directly to performance. The Committee decided to deliver the target value by awarding to each executive: • 40% of the target value in the form of performance shares (half based on relative Total Shareholder Return (TSR) and half based on relative Return on Invested Capital (ROIC)), 40% in the form of restricted stock units, and 20% of the target value in the form of stock options. • • The Committee valued TSR performance shares using a Monte Carlo simulation model from a third-party provider. The Committee valued restricted stock units and ROIC performance shares using the fair market value of the underlying common stock on the date of grant and stock options using estimated valuations under the Black-Scholes model. Beginning in fiscal 2021, stock options are no longer part of the target equity award. This change further aligns our long-term incentive mix to market practice. Therefore, the Committee approved revising our long-term incentive mix to include only performance shares and RSUs with equal weighting beginning with the November 2020 (fiscal 2021) grants. This change in mix not only aligns to market practice, it also simplifies the structure and continues to emphasize compensation that is tied directly to performance allowing performance shares to increase from 40% to 50% of the target equity award value. Performance Share Awards For fiscal 2020, we granted to each NEO performance shares with a mix of TSR and ROIC performance-based measures, each representing one-half of the target value attributable to performance shares, which was the same as the mix we used in fiscal 2019. Both the TSR-and ROIC-based awards will require our Company performance to exceed certain thresholds relative to peer groups of companies. Performance shares accounted for a total combined weight of 40% of the target award value for each NEO’s long-term incentives. The table below reflects the percent of target performance shares that a NEO could earn at the end of the three-year period (fiscal 2020, fiscal 2021 and fiscal 2022) based on our performance under each of the relative TSR and relative ROIC measures: 3-Year TSR and 3-Year ROIC Percent of Target Shares Award Earned Below 25th Percentile 0% 25th Percentile 50% 50th Percentile 100% 75th Percentile 200% OSHKOSH CORPORATION 2020 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 These awards reinforced our pay-for-performance philosophy by providing target (100%) payout only if we achieve at least 50th percentile performance. Executives can earn up to a 200% maximum payout for relative TSR performance or relative ROIC performance at or above the 75th percentile. But each potential award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative TSR or relative ROIC performance at the 50th percentile using our share price on the date we awarded performance shares. In addition to being performance-based, the vesting of our performance shares only after three years of continuous employment (subject to retirement terms of the awards) provides a retention incentive during the full vesting period. Performance share awards call for vesting upon a qualified retirement in which a pro-rata portion of the performance shares will vest. As of September 30, 2020, Mr. Jones, Mr. Nerenhausen and Mr. Bryant were eligible to retire under the 2017 Incentive Stock and Awards Plan. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company. Total Shareholder Return Half of the fiscal 2020 performance share awards measure performance based on the Company’s TSR relative to the TSR results of an index of similarly sized companies. Executives benefit from these fiscal 2020 performance share grants only if our TSR, which is defined as stock price appreciation plus dividends over three years after the grant date of the performance shares, compares favorably to the TSR of companies in the Standard & Poor’s MidCap 400 Index. The final number of shares an executive receives at the end of the three-year performance period can range from zero to double the target number of performance shares, depending on our relative TSR. Performance shares support the Committee’s objective of increasing executives’ ownership interest in our Company and giving them an incentive to enhance shareholder value. The Committee chose the Standard & Poor’s MidCap 400 Index rather than the more targeted comparator group that we used for ROIC purposes because the index reflects the Committee’s view that there is a broad range of investment options available to shareholders. TSR-Results that Impacted Fiscal 2020 For performance share awards granted in fiscal 2018 relating to performance over fiscal 2018, fiscal 2019 and fiscal 2020, our TSR of negative 9.47% resulted in a rank at the 53rd percentile versus the TSR of companies in the Standard & Poor’s MidCap 400 Index. This percentile ranking resulted in a payout at 111% of target for these awards, which resulted in payouts to the NEOs, excluding Mr. Sagehorn, at the values shown below. NEOs Fiscal 2020 Performance Share Payouts — TSR Mr. Jones $998,858 Mr. Pack (1) — Mr. Pfeifer (1) — Mr. Nerenhausen $140,106 Mr. Bryant $114,914 Mr. Sagehorn (2) $565,883 Mr. Sims (3) — (1) Mr. Pack and Mr. Pfeifer did not receive a performance share award in fiscal 2018. (2) Because Mr. Sagehorn was retirement eligible at the time of his retirement on April 3, 2020, all performance share awards that we granted to him in fiscal years 2018, 2019 and 2020 were paid out on a pro-rata basis considering performance for each award through April 3, 2020. For the fiscal 2018 grant relating to performance over fiscal 2018, fiscal 2019 and fiscal 2020 through Mr. Sagehorn’s retirement date, our TSR performance of negative 26.91% resulted in a rank at the 53rd percentile, resulting in a payout of 111% of target for this award, which was then subject to pro ration. For the fiscal 2019 grant relating to performance over fiscal 2019 and fiscal 2020 through Mr. Sagehorn’s retirement date, our TSR performance of negative 10.49% resulted in a rank at the 73rd percentile, resulting in a payout of 194% of target for this award, which was then subject to pro ration. For the fiscal 2020 grant relating to performance over fiscal 2020 through Mr. Sagehorn’s retirement date, our TSR performance of negative 16.42% resulted in a rank at the 76th percentile, resulting in a payout of 200% of target for this award, which was then subject to pro ration. (3) Mr. Sims forfeited all unvested performance share awards upon his separation from service. OSHKOSH CORPORATION 2020 Proxy Statement 38

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020

The dollar values in the table, except for Mr. Sagehorn, reflect the closing price of our stock on October 15, 2020, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.

Return on Invested Capital

Half of the fiscal 2020 performance share awards measure performance based on the Company's relative ROIC. Executives benefit from the ROIC performance shares only if our ROIC results compare favorably to our ROIC comparator group. The performance goal equals our total net income before extraordinary items, non-recurring gains and losses, discontinued operations and accounting changes, plus the after-tax cost of interest expense, for the 11 quarters in the period ended June 30, 2022, divided by the sum of total debt plus shareholders' equity as of the last day of the same calendar quarters and the immediately preceding calendar quarter for the Company.

The ROIC performance measure compares our results to those of the ROIC comparator group. Our threshold, target, and maximum performance levels coincide with ROIC results at the 25th, 50th and 75th percentiles, respectively, of the ROIC comparator group. We believe the ROIC comparator group is representative of the industrial machinery, construction machinery, heavy truck and defense industries in which our products compete. We believe this group of companies in comparable industries is appropriate for making an ROIC comparison, particularly because these companies are likely to have investment needs like ours — to support the maintenance and improvement of their infrastructure and ensure continued growth.

The ROIC comparator group for the fiscal 2020 awards included companies in three distinct Standard Industrial Classification (SIC) industry groupings: Industrial Machinery, Construction/Farm Machinery and Heavy Trucks, and Defense & Aerospace, with annual revenues between approximately one quarter to two times our annual revenue. The companies in the ROIC comparator group for the fiscal 2020 awards are listed below.

Return on Invested Capital (ROIC) Comparator Group of Companies for Fiscal 2020 Performance Shares

Industrial Machinery (27%)	Construction/Farm Machinery and Heavy Trucks (49%)	Defense & Aerospace (24%)
Dover Corporation	AGCO Corporation	Arconic
Flowserve Corp.	Allison Transmission Holdings, Inc.	Curtiss-Wright Corporation
Fortive Corporation	Dycom Industries, Inc.	L3Harris Technologies, Inc.
Illinois Tool Works Inc.	EMCOR Group Inc.	Huntington Ingalls Industries, Inc.
Lincoln Electric Holdings Inc.	Granite Construction Incorporated	KBR, Inc.
Parker-Hannifin Corporation	Martin Marietta Materials, Inc.	Spirit AeroSystems Holding, Inc.
Pentair plc	MasTec, Inc.	Teledyne Technologies Incorporate
Stanley Black & Decker, Inc.	Meritor, Inc	Textron Inc.
The Timken Company	Navistar International Corporation	Triumph Group, Inc.
	Primoris Services Corporation	
	Quanta Services, Inc.	
	REV Group, Inc.	
	Terex Corporation	
	The Toro Company	
	Trinity Industries Inc.	
	Tutor Perini Corporation	
	Valmont Industries, Inc.	
	Vulcan Materials Company	
	Wabtec Corporation	

ROIC-Results that Impacted Fiscal 2020

For performance share awards that we granted in fiscal 2018 relating to performance over fiscal 2018, fiscal 2019 and fiscal 2020, our relative ROIC of 42.07% resulted in a rank at the 82nd percentile versus the ROIC of companies in the ROIC comparator group that applied to these awards. This percentile ranking resulted in a payout at 200% of target under these awards, which resulted in payouts to the NEOs, excluding Mr. Sagehorn at the values shown below.

OSHKOSH CORPORATION 2020 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 NEOs Fiscal 2020 Performance Share Payouts — ROIC Mr. Jones $2,333,478 Mr. Pack (1) — Mr. Pfeifer (1) — $326,860 Mr. Nerenhausen $268,926 Mr. Bryant Mr. Sagehorn (2) $984,972 Mr. Sims (3) — (1) Mr. Pack and Mr. Pfeifer did not receive a performance share award in fiscal 2018. (2) Since Mr. Sagehorn was retirement eligible at the time of his retirement on April 3, 2020, all performance share awards granted to him in fiscal years 2018, 2019 and 2020 were paid out on a pro-rata basis considering performance for each award through March 31, 2020. For the fiscal 2018 grant relating to performance over fiscal 2018, fiscal 2019 and fiscal 2020 through Mr. Sagehorn’s retirement date, our ROIC performance of 39.49% resulted in a rank at the 82nd percentile, resulting in a payout of 200% of target for this award, which was then subject to pro ration. For the fiscal 2019 grant relating to performance over fiscal 2019 and fiscal 2020 through Mr. Sagehorn’s retirement date, our ROIC performance of 22.97% resulted in a rank at the 86th percentile, resulting in a payout of 200% of target for this award, which was then subject to pro ration. For the fiscal 2020 grant relating to performance over fiscal 2020 through Mr. Sagehorn’s retirement date, our ROIC performance of 4.70% resulted in a rank at the 53rd percentile, resulting in a payout of 111% of target for this award, which was then subject to pro ration. (3) Mr. Sims forfeited all unvested performance share awards upon his separation from service. The dollar values in the table, except for Mr. Sagehorn, reflect the closing price of our stock on October 15, 2020, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends. Restricted stock units The Committee believes restricted stock units (RSUs) are valuable because they tie a portion of the executive’s compensation to stock price appreciation and the vesting period provides a retention incentive. RSUs enable executives to realize value based on the price of our common stock on the vesting date, creating a link between executive decision-making and shareholder value. Each RSU grant has a three-year vesting period, with one-third vesting each year. RSUs call for accelerated vesting upon a qualified retirement unless the qualified retirement occurs prior to the first anniversary of the grant date, in which case only a pro-rata portion of the RSUs will vest. As of September 30, 2020, Mr. Jones, Mr. Nerenhausen and Mr. Bryant were eligible to retire under the 2017 Incentive Stock and Awards Plan. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company. Restricted stock units accounted for 40% of the target equity award value in fiscal 2020 which was the same weight as in fiscal 2019. In addition to annual awards, we also use restricted stock unit equity awards in special circumstances for recruiting or retaining employees and at times due to a promotion. In connection with their promotions in fiscal 2020, Mr. Pack and Mr. Pfeifer each received a one-time restricted stock unit grant with a value of $200,000 on April 3, 2020 and $700,000 on May 11, 2020, respectively. We intended these additional equity awards to provide an annual long-term incentive value aligned to the market values for their respective new positions. Stock options For fiscal 2020 grants, the Committee maintained at 20% the proportion of the target equity award value that it granted in the form of stock options. Stock options allow executives to realize value from stock options only when the price of our common stock on the date of exercise exceeds the price on the date the options are granted, creating a link between executive decision-making and long-term shareholder value. Each stock option permits executives, for a period of ten years under the 2017 Incentive Stock and Awards Plan, to purchase shares of our common stock at an exercise price that is equal to the closing price of our common stock on the date OSHKOSH CORPORATION 2020 Proxy Statement 40

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 of the grant. These stock options vest in three equal annual installments beginning one year after the grant date. If the executive’s employment terminates due to retirement, then the option award will become fully vested and will remain exercisable by the executive for a period of three years after the date of such retirement. As of September 30, 2020, Mr. Jones, Mr. Nerenhausen and Mr. Bryant were eligible to retire under the 2017 Incentive Stock and Awards Plan. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company. We eliminated stock options from the long-term incentive mix for fiscal 2021. Retirement Benefits We provide retirement benefits based on competitive market trends. The retirement plans for the NEOs include a 401(k) plan with Company matching contributions, as well as an additional Company contribution based on age and base salary. We provide substantially similar 401(k) benefits to the salaried employees in our corporate office and certain business segments. We also offer non-qualified supplemental executive retirement plans that are available to executives on the recommendation of the Chief Executive Officer and with Committee approval. See “2020 Pension Benefits” on page 51 for more information regarding our supplemental executive retirement plans and our pension plan. We maintain a qualified defined contribution retirement benefit plan under which we contribute a percentage of base salary for each participant up to Internal Revenue Code limits for such plans based on age. The contributions vary by business segment and employee groups. For the NEOs, the contributions, as a percentage of qualifying wages, are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%. For NEOs and other executives who were eligible to participate in our frozen non-qualified defined benefit supplemental executive retirement plan, we maintain a non-qualified defined contribution supplemental executive retirement plan that provides a percentage of base salary and bonus based on age. The contributions are as follows: under age 45, 10%; age 45 to 50, 12.5%; and over age 50, 15%. We discontinued this plan on December 31, 2012, and no new participants have been added since that date. For newer executive officers, we maintain a restoration, non-qualified defined contribution plan that provides a percentage of base salary and bonus above the Internal Revenue Code retirement plan limits that apply to our broad-based defined contribution retirement plan. The contributions above the Internal Revenue Code limits are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%. Deferred Compensation Our NEOs are eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. The Deferred Compensation Plan allows the deferral of base salary and annual cash incentive awards into either an investment program, which pays a guaranteed rate of return based on the prime interest rate plus 1%, or a share program, which mirrors the performance of our common stock during the relevant period, including dividends. Executives also may defer RSU grants and performance shares under the Deferred Compensation Plan. See “2020 Non-Qualified Deferred Compensation” on page 53, for more information regarding our deferred compensation plans. Other Benefits During fiscal 2020, we provided limited additional personal benefits to certain executive officers. Executive use of our Company plane for personal reasons is authorized only in limited and specific circumstances. Our Board had approved Mr. Jones’ service as a member of the board of directors of another Company in recognition of the valuable professional development opportunities such service can provide him while serving as our Chief Executive Officer. During fiscal 2020, Mr. Jones traveled to this board’s meetings on our Company aircraft to minimize travel time and to facilitate his service on that board. We provided health and welfare benefit plans to all our executives under the plans available to most of our employees, including medical, dental, vision, life insurance and short-and long-term disability coverage. In addition, all our executives were eligible to receive a comprehensive physical examination. We covered costs of these examinations in fiscal 2020 and reimbursed the taxes relating to payment of those costs. The NEOs also may use the normal health plan for routine annual physicals as needed. OSHKOSH CORPORATION 2020 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020

Executive Employment and Other Agreements

We do not have an employment agreement with any of our NEOs. Our NEOs have agreements under which certain benefits would become payable in the event of a change-in-control of our Company and subsequent termination of the executive's employment. Mr. Jones has a severance agreement that is separate from his change-in-control agreement.

At times, during leadership transitions, the Company may provide transitional services benefits to our NEOs consistent with market practices or may enter into consulting agreements to ensure a coordinated hand-off of duties. In fiscal 2020, the Company entered into a one-year consulting agreement with Mr. Sagehorn effective upon his retirement from the Company. The consulting agreement provides Mr. Sagehorn a payment of $400,000 to be paid in four equal quarterly installments commencing May 1, 2020. The intent of the consulting agreement was for Mr. Sagehorn to provide advisory services related to his intimate knowledge of the Company's financial and accounting matters. This was important to the Company to ensure a coordinated transition between Mr. Sagehorn and Mr. Pack. Also, in fiscal 2020, the Company provided Mr. Sims a separation from service payment in the amount of $759,200, which represents one year of salary and target bonus, together with welfare benefits, in return for a release of claims.

Severance Agreements

We have a severance agreement with Mr. Jones. If we terminate Mr. Jones' employment without cause or Mr. Jones terminates his employment for good reason, then, provided he executes a release of claims, Mr. Jones will be entitled to receive severance compensation approximating two years' salary and target bonus, together with welfare benefits. See "Potential Payments on Termination or Change-In-Control" for more information regarding Mr. Jones' severance agreement and potential amounts that we may pay under that agreement.

Change-In-Control Agreements

We have severance agreements with all NEOs that would provide each of them with reasonable compensation if their employment is terminated in certain defined circumstances following a change-in-control of our Company. We entered into these agreements to provide our Company with certain protections — specifically to retain key executives prior to or following a change-in-control and to ensure key executives consider the best interests of shareholders when making decisions during a potential or actual change-in-control. The Committee administers the severance agreements and selects executive officers who are eligible for these agreements. None of the agreements in effect for NEOs who were employees at September 30, 2020 provide for Internal Revenue Code Section 280G tax gross-up benefits.

Under the executive severance agreements, after a change-in-control of our Company, if an executive's employment is terminated other than by reason of death, disability or for cause, the executive is entitled to the following:

	Cash Payment	Additional Retirement Benefits	Outplacement, Legal, Continued Welfare Benefits	Tax Gross-up for "Excess Parachute Payments" (1)
Mr. Jones	3x base salary and bonus	n/a	3 years	No
Mr. Pack	2x base salary and bonus	n/a	2 years	No
Mr. Pfeifer	2x base salary and bonus	n/a	2 years	No
Mr. Nerenhausen	2x base salary and bonus	n/a	2 years	No
Mr. Bryant	2x base salary and bonus	n/a	2 years	No
Mr. Sagehorn (2)				
Mr. Sims (2)				

(1) In fiscal 2009, the Committee eliminated the Internal Revenue Code Section 280G tax gross-up benefit from payments due under severance agreements for any new agreements after that date.

(2) Mr. Sagehorn's change-in-control agreement terminated when he retired from our Company on April 3, 2020. Mr. Sim's change-in-control agreement terminated upon his separation from service which was August 3, 2020.

OSHKOSH CORPORATION 2020 Proxy Statement 42

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 Each executive is also entitled to a cash termination payment and other benefits if the executive terminates employment for good reason, as defined in the severance agreements, after a change-in-control. The form of agreement to which Messrs. Jones, Pack, Pfeifer, Nerenhausen and Bryant are a party provides that, to the extent that payments to any of those executives would be considered “excess parachute payments,” the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive. The Committee has approved severance agreements for other officers with terms that are not as favorable to those officers (among other things, by providing for a maximum of one times base salary and bonus), and the Committee carefully selects the appropriate agreement for a given executive after considering relevant circumstances in each case. See “Potential Payments on Termination or Change-in-Control” for more information regarding these severance agreements and potential amounts under them to our NEOs. CEO Transition Plan in Fiscal 2021 On November 17, 2020, Wilson R. Jones notified the Company of his intent to retire from his position as Chief Executive Officer and his position as a director of the Company effective April 2, 2021. As a result of our thoughtful and robust succession planning process, upon learning of Mr. Jones’ intention, our Board determined that John Pfeifer, the current President and Chief Operating Officer of the Company, would succeed him as Chief Executive Officer effective April 2, 2021. In connection with Mr. Pfeifer’s election as President and Chief Executive Officer of the Company, the Human Resources Committee approved certain compensation actions taking into account the Mercer US Executive Remuneration Database, including an increase in Mr. Pfeifer’s base salary and an increase in his target percentage under the Company’s annual incentive award as follows: FY21 Compensation Mid-year FY21 Compensation Base Salary $765,000 $950,000 Annual Incentive Target 95% 130% The Committee also uses restricted stock unit awards in special circumstances for recruiting or retaining employees and at times due to a promotion. Accordingly, effective April 2, 2021, Mr. Pfeifer will receive a one-time restricted stock unit grant with a value of $1,250,000 to provide an annual long-term incentive value aligned to the market value for his new position. In addition, effective at the time of promotion, Mr. Pfeifer will enter into a change-in-control agreement and a severance agreement, in each case similar to the agreements to which Mr. Jones is a party as Chief Executive Officer. The revised Key Executive Employment and Severance Agreement (“KEESA”) between the Company and Mr. Pfeifer will be based on the existing KEESA to which Mr. Pfeifer is a party except that the revised agreement will provide for a three-year employment term following a “Change in Control” rather than a two-year term. The severance agreement will provide that if we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and target bonus, together with welfare benefits. Executive Incentive Compensation Clawback Policy In September 2011, the Committee adopted the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy, which is also known as a “clawback policy”. The policy applies to all non-equity incentive compensation and equity awards granted on or after September 30, 2011. Under the policy, if we must prepare an accounting restatement relating to our publicly-reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, our Company will have the right, to the extent permitted by law, to take appropriate action to recoup all or part of any incentive award actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or granted fewer shares based on the financial results after the restatement. OSHKOSH CORPORATION 2020 Proxy Statement 43

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 Stock Ownership Guidelines for Executive Officers The Committee has adopted executive officer stock ownership guidelines to align our executives’ interests with those of shareholders. The Committee requires executives to attain stock ownership at the following levels: Ownership Level as a Multiple of Base Salary In Compliance Wilson R. Jones, Chief Executive Officer 5x annual base salary Yes Michael E. Pack, Chief Financial Officer 4x annual base salary Yes John C. Pfeifer, President and Chief Operating Officer 4x annual base salary Yes Frank R. Nerenhausen and John J. Bryant, Executive Vice Presidents 3x annual base salary Yes It is the Committee’s policy that each NEO must achieve the required level of stock ownership within five years of becoming a NEO. Stock ownership includes stock that is not restricted in any way and the value of exercisable stock options, based on the market price of our common stock, the exercise price and taxes the officer would pay on exercise. An executive who does not meet the ownership guidelines within the requisite timeframe will not receive approval to sell shares or to exercise options unless the net proceeds of that transaction are reinvested in common stock. As of November 27, 2020, all NEOs that we employed on that date exceeded their respective stock ownership requirements except Mr. Pack and Mr. Pfeifer who have not been in their current positions for five years. Prohibition Against Hedging and Pledging We prohibit directors, all officers and all other employees from entering into certain transactions for their individual accounts that include hedging or pledging our Company’s securities. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to Company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds. Tax Treatment of Compensation The Committee views the impact of the tax deductibility of executive compensation as one of the many factors to consider in the context of its overall compensation objectives. Section 162(m) of the Internal Revenue Code (Section 162(m)) limits our U.S. federal income tax deduction for compensation that exceeds $1,000,000 paid during the year to each of our “covered employees,” generally including our NEOs. In determining the compensation paid or awarded to our NEOs during fiscal 2020, the Committee strived to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short and long-term results through the alignment of rigorously set performance goals and pay. In structuring our compensation program in a manner consistent with these goals, the Committee may approve compensation that is not fully deductible under Section 162(m) if the Committee believes it will contribute to the achievement of our business objectives. Relation of Our Compensation Policies and Procedures to Risk Management Our senior management conducted a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage. Management then presented this risk assessment to the Committee. After reviewing management’s risk assessment, the Committee determined that our compensation program creates a proper balance between appropriate risk-taking and competitive compensation. Based on the Committee’s determination, we believe our compensation program does not create risks that are reasonably likely to have a material adverse effect on our Company. OSHKOSH CORPORATION 2020 Proxy Statement 44

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 Human Resources Committee Report The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Human Resources Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. » » » » » Keith J. Allman, Chair Kimberley Metcalf-Kupres Craig P. Omtvedt Sandra E. Rowland Stephen D. Newlin (Alternate Member) OSHKOSH CORPORATION 2020 Proxy Statement 45 Risk Mitigation Features Include: Multiple performance measures Clawback policy Stock ownership and holding guidelines Anti-hedging guidelines Limited change-in-control benefits Incentive plan caps

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 2020 Summary Compensation Table Operating Officer President, Access President, Defense segment President and Chief Financial (1) Information for Messrs. Pack and Sims for fiscal 2018 and 2019 is not required because they were not NEOs during those periods. Mr. Pfeifer was not an employee of the Company during fiscal 2018. (2) The Human Resources Committee, applying discretion, approved adjusting its evaluation of results to address the impact of the COVID-19 pandemic by treating the consolidated and any segment measures that fell short of threshold operating income targets as if each had achieved its threshold amount, resulting in a bonus of 35% of the target annual incentive award for Corporate participants, 37.5% of the target annual incentive award for participants in the Access Equipment and Fire & Emergency segments, and 12.5% of the target annual incentive award for participants in the Defense segment. (3) Amounts in this column are based on the aggregate grant date fair value of awards to our NEOs under our 2017 Incentive Stock and Awards Plan rather than actual amounts paid to these officers or amounts the officers actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“FASB ASC Topic 718”). (4) We based the fair value of restricted stock unit awards on the market price of the underlying shares awarded on the date of grant. We calculated the fair value of option awards using the Black-Scholes valuation model. Note 4 to our audited consolidated financial statements for the fiscal year ended September 30, 2020, included in our Annual Report on Form 10-K filed with the SEC on November 18, 2020, includes the assumptions we used to calculate these amounts. OSHKOSH CORPORATION 2020 Proxy Statement 46 Change in Pension Value and Non-Qualified Non-Deferred Stock Option Equity Incentive CompensationAll Other FiscalBonusAwards Awards PlanEarnings Compensation YearSalary($) ($) ($) Compensation($) ($) Name and Principal Position (1) ($) (2) (3)(4) (3)(4) ($) (5) (6)(7)(8)(9) Total ($) Wilson R. Jones,2020 1,031,347 505,360 4,885,554 1,220,364—128,677334,820 Chief Executive Officer2019 1,140,001— 4,883,171 1,220,0002,256,889201,990556,115 2018 1,161,923— 4,884,020 1,220,5492,664,940—658,208 8,106,122 10,258,166 10,589,640 Michael E. Pack, 2020369,056 74,567281,46052,974—25,82924,374 Executive Vice President and Chief Financial Officer 828,260 John C. Pfeifer,2020666,239 213,990 1,745,755260,292——64,101 President and Chief2019277,308 150,000 3,800,229—352,925—40,314 2,950,377 4,620,776 Frank R. Nerenhausen,2020554,424 166,327805,786200,124—212,461143,787 Executive Vice President,2019559,755— 1,221,077180,000705,627338,517227,544 Equipment segment2018535,742—684,303170,434713,181—208,516 2,082,909 3,232,520 2,312,176 John J. Bryant,2020452,684 45,267602,914150,420269,076—57,713 Executive Vice President,2019444,961—601,372150,000477,086—59,771 2018445,911—562,501140,239478,657—63,508 1,578, 074 1,733,190 1,690,816 David M. Sagehorn,2020379,092— 1,245,500310,650—289,300404,093 Former Executive Vice2019692,160— 1,243,220310,000783,021460,580242,907 Officer (Retired) 2018700,818— 1,244,640310,002900,534—268,199 2,628,635 3,731,888 3,424,193 Robert H. Sims2020375,103—424,986105,294——885,824 Former Executive Vice President and Chief Human Resources Officer 1,791,207

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DECISIONS FOR FISCAL 2020 We have granted performance shares that vest at the end of the third fiscal year following the grant date to our NEOs. Our NEOs earn shares under performance share awards only if our total shareholder return, as to half of the awards, and return on invested capital results, as to the other half, over the three-year performance period compare favorably to those of a comparator group of companies. Potential payouts range from 0% to 200% of the target amounts for these awards. Amounts in the “Stock Awards” column relating to the performance share awards are the value at the grant date, based upon the probable outcome of the performance conditions, consistent with the estimate of the aggregate compensation cost to be recognized over the service period in accordance with FASB ASC Topic 718, determined using a Monte Carlo simulation model for relative TSR and fair market value of the underlying shares on the grant date for relative ROIC. Assuming performance at the highest level, the aggregate values of the performance share awards during fiscal 2020 at the date of grant for each of our NEOs (based on the maximum number of shares that an officer could earn under an award and our stock price on the date of grant) were as follows: $4,044,544 for Mr. Jones, $866,688 for Mr. Pfeifer, $668,072 for Mr. Nerenhausen, $501,054 for Mr. Bryant, $1,033,706 for Mr. Sagehorn and $352,092 for Mr. Sims. Mr. Pack did not receive a grant of performance shares in fiscal 2020. (5) The amounts in this column reflect the change in actuarial present value from the prior year of the NEO’s benefits under our applicable retirement plans determined using the assumptions set forth in footnote (1) to the Pension Benefits Table below. Mr. Pfeifer is not entitled to any benefits under these plans. As we discuss more fully elsewhere, we froze benefits under both our qualified and non-qualified defined benefit plans effective December 31, 2012, and now provide benefits under new qualified and non-qualified defined contribution plans. (6) The amounts shown in this column include benefits earned in fiscal 2020 under the Defined Contribution Executive Retirement Plan of $258,189 for Mr. Jones, $38,290 for Mr. Pfeifer, $110,424 for Mr. Nerenhausen, $32,063 for Mr. Bryant, $60,817 for Mr. Sagehorn and $8,138 for Mr. Sims. Mr. Pack was not eligible for a fiscal 2020 benefit under the Defined Contribution Executive Retirement Plan. We made fiscal 2020 contributions to the qualified defined contribution retirement benefit plan of $17,100 for Messrs. Jones, Bryant and Sims, $17,095 for Mr. Pack, $17,261 for Mr. Pfeifer, $13,255 for Mr. Nerenhausen and $8,343 for Mr. Sagehorn. (7) The amount shown in the column for all years for Mr. Jones includes incremental costs associated with the use of our Company aircraft to attend meetings of the board of directors of another company. The amount for fiscal 2020 was $37,132. (8) The amounts shown in the column for fiscal year 2020 include $12,778 for Mr. Jones, $7,112 for Mr. Nerenhausen, $2,420 for Mr. Sagehorn and $9,420 for Mr. Sims to reimburse them for taxes they incurred in connection with our reimbursements for annual physical examinations outside our normal health plan that were included in their fiscal 2019 All Other Compensation. Also included is $3,174 to reimburse Mr. Jones for taxes incurred in connection with the costs associated with the use of our Company aircraft to attend meetings of the board of directors of another company. Also included is $2,885 for Mr. Sagehorn for an annual physical examination outside our normal health plan. (9) The amount for fiscal 2020 in this column for Mr. Sagehorn includes a payout of $121,975 which represents his earned, unused paid-time off balance and a $200,000 payment made in fiscal 2020 under his consulting agreement. The amount for fiscal 2020 in this column for Mr. Sims includes a payment of $83,416 which represents his earned, unused paid-time off balance and a separation from service payment of $759,200. OSHKOSH CORPORATION 2020 Proxy Statement 47

COMPENSATION TABLES

2020 Grants of Plan Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)						
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Awards ($)(3)
Wilson R. Jones	11/18/2019	721,943	1,443,886	2,887,772	11,200	22,400	44,800	27,050	46,650	90.28	6,105,918
Michael E. Pack (4)	11/18/2019	104,142	208,283	416,566	–	–	–	900	2,025	90.28	134,226
	04/03/2020	–	–	–	–	–	–	3,225	–	–	200,208
John C. Pfeifer (4)	11/18/2019	305,700	611,400	1,222,800	2,400	4,800	9,600	5,775	9,950	90.28	1,305,177
	05/11/2020	–	–	–	–	–	–	10,900	–	–	700,870
Frank R. Nerenhausen	11/18/2019	221,770	443,539	887,078	1,850	3,700	7,400	4,450	7,650	90.28	1,005,910
John J. Bryant	11/18/2019	181,074	362,147	724,294	1,388	2,775	5,550	3,325	5,750	90.28	753,334
David M. Sagehorn	11/18/2019	151,637	303,274	606,547	2,863	5,725	11,450	6,875	11,875	90.28	1,556,150
Robert H. Sims	11/18/2019	112,531	225,062	450,124	975	1,950	3,900	2,350	4,025	90.28	530,280

(1) The amounts shown represent the threshold, target and maximum awards that each of our NEOs could have earned under our annual cash incentive plan for fiscal 2020, as we describe more fully under "Compensation Discussion and Analysis — Annual Cash Incentive Awards". The amount that each NEO earned for fiscal 2020 under these awards based on our actual performance for fiscal 2020 appears in the "Non-Equity Incentive Plan Compensation" column and the "Bonus" column of the Summary Compensation Table.

(2) The amounts shown represent the threshold, target and maximum payouts under performance share awards that we awarded in fiscal 2020 to the NEOs under our 2017 Incentive Stock and Awards Plan as we describe more fully under "Compensation Discussion & Analysis — Equity-based Long-term Incentive Awards — Performance Share Awards. " Achievement of the threshold amount requires, as to half of the awards, relative total shareholder return (TSR) and, as to the other half, relative return on invested capital (ROIC) at or above the 25% percentile as compared to their respective comparator groups over a three-year TSR performance period or an 11 quarter ROIC performance period, respectively. Payments are pro-rated for performance between the 25th and 75th percentiles. The awards are subject to a payout cap, using our share price at the end of the performance period, equal to 400% of the aggregate value of the number of shares that the participant would have received for performance at the 50th percentile determined based on our share price on the date of the award of performance shares. We pay the awards that executives earn, including a pro-rata amount upon a qualifying retirement, in shares of our common stock on a one-for-one basis and include credit for any dividends our Board approves during the performance period. However, we do not pay dividends or dividend equivalents with respect to unearned performance share awards.

(3) The dollar amount includes the grant date fair value of the stock options that we granted in fiscal 2020 calculated using the Black-Scholes valuation model in accordance with FASB ASC Topic 718. Amounts relating to the relative TSR performance share awards are based on valuations under a Monte Carlo simulation in accordance with FASB ASC Topic 718. Amounts relating to the relative ROIC performance share awards and restricted stock units are based on the fair market value of the underlying common stock on the grant date.

(4) For Mr. Pack, the Committee approved and granted, upon his promotion to Executive Vice President and Chief Financial Officer, restricted stock units with a value of $200,000 on April 3, 2020. For Mr. Pfeifer, the Committee also approved and granted, upon his promotion to President and Chief Operating Officer, restricted stock units with a value of $700,000 on May 11, 2020.

OSHKOSH CORPORATION 2020 Proxy Statement 48

COMPENSATION TABLES

Outstanding Equity Awards at 2020 Fiscal Year End

	Option Awards					Stock Awards			
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#) (1)(2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)(2)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)(6)(7)
Wilson R. Jones	89,575			66.89	11/21/23	62,442	4,589,487	110,200	8,099,700
	30,316	15,159		86.59	11/20/27				
	20,333	40,667		66.09	11/19/28				
		46,650		90.28	11/18/29				
Michael E. Pack	1,350	675		86.59	11/20/27	5,742	422,037		
	1,341	2,684		66.09	11/19/28				
		2,025		90.28	11/18/29				
John C. Pfeifer		9,950		90.28	11/18/29	48,934	3,596,649	9,600	705,600
Frank R. Nerenhausen	15,625			41.52	11/12/22				
	10,300			66.89	11/21/23	13,820	1,015,770	17,050	1,253,175
	4,233	2,117		86.59	11/20/27				
	3,000	6,000		66.09	11/19/28				
		7,650		90.28	11/18/29				
John J. Bryant	3,483	1,742		86.59	11/20/27	7,609	559,262	13,600	999,600
		5,000		66.09	11/19/28				
		5,750		90.28	11/18/29				
David M. Sagehorn	11,550			86.59	04/03/23				
	10,334			66.09	04/03/23				
	11,875			90.28	04/03/23				
Robert H. Sims (8)	2,616			86.59	11/03/20				

(1) All options other than those described in footnote 2 below have a duration of ten years from the date of grant and vested or will vest ratably over a three-year period beginning on the first anniversary of the grant date.

(2) The options that expire on November 12, 2022 and November 21, 2023 have a duration of seven years from the date of grant and vested ratably over a three-year period beginning on the first anniversary of the grant date.

(3) All options become fully vested upon termination of employment because of death, disability or retirement and must be exercised within one year of death or disability and three years of retirement. Retirement means that a participant's employment terminates at a time when the participant is at least age 55 and has completed at least five (5) years of continuous service with our Company. Mr. Sagehorn retired effective April 3, 2020, which caused acceleration of vesting of his options that were not vested as of April 3, 2020.

OSHKOSH CORPORATION 2020 Proxy Statement 49

COMPENSATION TABLES

(4) The vesting dates for all restricted stock units that our NEOs held on September 30, 2020, are as follows:

Name	Vesting Date	No. of Units
Wilson R. Jones	11/18/2020	9,127
	11/19/2020	12,638
	11/20/2020	9,781
	11/18/2021	9,128
	11/19/2021	12,640
	11/18/2022	9,128
Michael E. Pack	11/18/2020	304
	11/19/2020	624
	11/20/2020	330
	04/03/2021	1,083
	11/18/2021	304
	11/19/2021	625
	04/03/2022	1,084
	11/18/2022	304
	04/03/2023	1,084
John C. Pfeifer	11/18/2020	1,949
	05/01/2021	16,050
	05/11/2021	3,662
	11/18/2021	1,949
	05/01/2022	16,050
	05/11/2022	3,662
	11/18/2022	1,949
	05/11/2023	3,663
Frank R. Nerenhausen	11/18/2020	1,501
	11/19/2020	1,866
	11/20/2020	1,370
	05/06/2021	2,106
	11/18/2021	1,502
	11/19/2021	1,866
	05/06/2022	2,107
	11/18/2022	1,502
John J. Bryant	11/18/2020	1,121
	11/19/2020	1,557
	11/20/2020	1,128
	11/18/2021	1,122
	11/19/2021	1,558
	11/18/2022	1,123

(5) We used the closing price of our common stock of $73.50 on September 30, 2020, to calculate the value of unvested units.

(6) The vesting dates for all performance shares that our NEOs held on September 30, 2020, are as follows:

	Vesting Date of Performance Shares			
Name	TSR 09/30/21	TSR 9/30/22	ROIC 09/30/21	ROIC 09/30/22
Wilson R. Jones	28,450	17,750	36,950	27,050
Michael E. Pack	–	–	–	–
John C. Pfeifer	–	3,800	–	5,800
Frank R. Nerenhausen	4,200	2,950	5,450	4,450
John J. Bryant	3,500	2,200	4,550	3,350

OSHKOSH CORPORATION 2020 Proxy Statement 50

COMPENSATION TABLES

(7) The number and value of performance shares reflected in the above table (and in note (6)) assume performance at maximum level for the remaining awards.

(8) Mr. Sims was not retirement eligible on his date of separation from service; therefore, he forfeited all unvested equity awards.

2020 Option Exercises and Stock Vested

	Option Awards		Stock Awards	
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Wilson R. Jones	151,050	7,296,178	75,074	6,094,079
Michael E. Pack	7,750	324,112	1,368	123,328
John C. Pfeifer	—	—	15,921	1,013,350
Frank R. Nerenhausen	18,800	720,763	12,384	964,574
John J. Bryant	15,225	484,153	8,329	673,346
David M. Sagehorn (1)	62,541	2,185,785	39,135	2,677,158
Robert H. Sims	9,475	127,057	3,013	271,358

(1) Under the terms of Mr. Sagehorn's restricted stock units, 11,456 units vested, but were not paid on his retirement date of April 3, 2020 (11,251 of these shares represent the awards that vested in fiscal 2020 and 205 shares represent dividend equivalents on those vested shares). These shares will be paid in accordance with each grant's normal distribution schedule. Under the terms of Mr. Sagehorn's performance shares, 18,826 shares vested on his retirement date of April 3, 2020 and were paid in August 2020.

(2) Reflects the amount calculated by multiplying the number of restricted stock units and performance shares vested by the market price of our common stock on the vesting date.

2020 Pension Benefits

The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during fiscal 2020 under the Oshkosh Corporation Retirement Plan and the Oshkosh Corporation Executive Retirement Plan for each named executive officer who participates in such plans.

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Wilson R. Jones	Retirement Plan	8	369,633	—
	Executive Retirement Plan	5	904,247	—
Michael E. Pack	Retirement Plan	7	163,324	—
	Executive Retirement Plan	—	—	—
John C. Pfeifer	Retirement Plan	—	—	—
	Executive Retirement Plan	—	—	—
Frank R. Nerenhausen	Retirement Plan	27	757,925	—
	Executive Retirement Plan	3	1,119,097	—
John J. Bryant	Retirement Plan	—	—	—
	Executive Retirement Plan	—	—	—
David M. Sagehorn	Retirement Plan	13	555,068	—
	Executive Retirement Plan	9	2,032,005	—
Robert H. Sims	Retirement Plan	—	—	—
	Executive Retirement Plan	—	—	—

OSHKOSH CORPORATION 2020 Proxy Statement 51

COMPENSATION TABLES (1) Years of credited service under the Retirement Plan are based on the executive working one thousand hours during the plan year (i.e., March 1 through February 28). Years of credited service under the Executive Retirement Plan are based on completed years and months of employment, and vesting under the Executive Retirement Plan is based on completed years of employment as an executive officer. Participants do not accrue additional years of credited service under the Retirement Plan or the Executive Retirement Plan after December 31, 2012, but vesting service continues under both plans. (2) The actuarial values of the accumulated plan benefits for the Retirement Plan and the Executive Retirement Plan were calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62; that the benefit calculation date is September 30, 2020, consistent with our accounting measurement date for financial statement reporting purposes; a discount rate of 2.55%; a post-retirement mortality assumption based on the RP-2012 table with MP-2019 mortality improvement scale using a generational projection; final average pay based on current average pay, without projection; payment in the form of a single life annuity; that the Retirement Plan benefit accrued ratably over the participant’s years of service up to December 31, 2012, the date benefits were frozen; and that the Executive Retirement Plan benefit accrued ratably over the first 20 years from the date of hire up to December 31, 2012, the date benefits were frozen, and vested (or will vest) 20% per year from years 5 to 10 beginning when the employee became an officer. Oshkosh Corporation Retirement Plan — Under the Retirement Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of base salary (subject to a maximum established pursuant to IRS regulations) prior to the participant’s normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997, $170,000 as of January 1, 2000, $200,000 as of January 1, 2002, $205,000 as of January 1, 2004, $210,000 as of January 1, 2005, $220,000 as of January 1, 2006, $225,000 as of January 1, 2007, $230,000 as of January 1, 2008, $245,000 as of January 1, 2009 and $250,000 as of January 1, 2012. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The pension benefits payable to such an employee are equal to 50% of the pension benefits that would have been payable had the employee remained employed with us until age 65. The percentage paid increases for each year of continued service with us between the date on which the employee reaches age 55 and the date on which the employee reaches age 65. The spouse of an employee who dies after becoming eligible for early retirement is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity that would have been payable to a participant at normal retirement age. As of September 30, 2020, Mr. Jones, Mr. Nerenhausen and Mr. Bryant were eligible for retirement under the Retirement Plan but the other NEOs were not eligible. Benefits under the Retirement Plan were frozen effective December 31, 2012; we now provide benefits under a new, qualified defined contribution plan. Oshkosh Corporation Executive Retirement Plan — Under the Executive Retirement Plan, certain of our officers, including the NEOs are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation at age 55, increasing to 40% of average monthly compensation at age 62, in each case prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by us under the Retirement Plan, the annuity value of the executive’s 401(k) plan match, and 50% of the executive’s social security benefit. Average monthly compensation is based on the average of the executive’s compensation (base salary plus bonus) for the highest five years of pay (not necessarily consecutive) in the last ten years of credited service. The spouse of an executive who dies after becoming eligible for early retirement is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable to the executive as of September 30, 2020. As of September 30, 2020, Mr. Jones, Mr. Nerenhausen and Mr. Bryant were eligible for retirement under the Retirement Plan but the other NEOs were not eligible. Benefits under the Executive Retirement Plan were frozen effective December 31, 2012; we now provide benefits under a new, non-qualified defined contribution plan. OSHKOSH CORPORATION 2020 Proxy Statement 52

COMPENSATION TABLES

2020 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
Wilson R. Jones	—	258,189	276,621	—	3,390,026
Michael E. Pack	—	—	—	—	—
John C. Pfeifer	—	38,290	3,957	—	62,922
Frank R. Nerenhausen	—	110,424	94,773	—	1,313,667
John J. Bryant	—	32,063	9,879	—	154,605
David M. Sagehorn	—	60,817	201,666	—	1,858,041
Robert H. Sims	—	8,138	10,612	—	130,279

(1) The amounts shown in this column represent benefits earned under the Defined Contribution Executive Retirement Plan, which amounts also appear in the "All Other Compensation" column in the 2020 Summary Compensation Table for fiscal 2020.

(2) The amounts shown in this column represent earnings in fiscal 2020 that are neither above market nor preferential. Accordingly, the amounts are not included in the Summary Compensation Table for fiscal 2020.

(3) The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $2,431,367 for Mr. Jones, $20,675 for Mr. Pfeifer, $745,478 for Mr. Nerenhausen, $38,758 for Mr. Bryant, $1,317,811 for Mr. Sagehorn and $33,531 for Mr. Sims that was previously reported in the Summary Compensation Table for years prior to fiscal 2020. Mr. Pack was not a NEO in prior years.

Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers — Under the Deferred Compensation Plan, each participating NEO may defer up to 65% of base salary for the plan year, up to 85% of annual incentive compensation payable in the plan year for services and performance during the preceding plan year, and up to 100% of any share-based long-term incentives.

An executive participating in the Deferred Compensation Plan may elect to have deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in *The Wall Street Journal* on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each executive's stock account.

Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years, at the election of the executive. Payments generally commence six months after the executive's separation from service with us. However, in the event of a change in control, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.

Oshkosh Corporation Defined Contribution Executive Retirement Plan — Under our non-qualified Defined Contribution Executive Retirement Plan, the NEOs are entitled to receive, upon separation from service, cash distributions of either a single lump sum payment or annual installments over a period of two to ten years, as elected by the participant, equal to the vested balance of the participant's account. A participant's account balance is equal to the sum of annual benefit credits made to the account, adjusted for returns based on the hypothetical investment experience of the selected investment option.

For any participant in our Executive Retirement Plan on December 31, 2012, the annual benefit credits are equal to a percentage of the participant's annual base salary and bonus. The percentage of compensation earned is 10% for participants under age 45; 12.5% for participants age 45 to 50; and 15% for participants over age 50. For individuals who became participants in our Executive Retirement Plan after December 31, 2012, the annual benefit credit is equal to the excess of the employer non-elective contribution under our tax-qualified Oshkosh Corporation and Affiliates Tax Deferred Investment Plan that would have been made for the applicable year but for the effect of the limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code, over the amount of the contribution actually made. Effective June 1, 2014, all participants are immediately 100% vested.

OSHKOSH CORPORATION 2020 Proxy Statement 53

COMPENSATION TABLES

Each participant's accumulated benefits change based on the hypothetical investment experience of the selected investment option. Available hypothetical investment options generally are the same as the investment options available under our tax-qualified defined contribution retirement plan.

Potential Payments on Termination or Change-In-Control

The following tables disclose potential payments and benefits to which our NEOs would be entitled upon a termination of employment or a change-in-control of our Company. We list the estimated amount of compensation payable to each of our NEOs in each situation in the tables below as if the termination or change-in-control occurred on September 30, 2020, and assuming that our common stock had a value per share of $73.50, which was the closing market price on September 30, 2020. For Mr. Sagehorn and Mr. Sims, we do not disclose payments and benefits to which they would have been entitled as of September 30, 2020 because their separation from service dates were prior to September 30, 2020 (April 3, 2020 and August 3, 2020, respectively); rather, we provided actual amounts that vested upon retirement for Mr. Sagehorn and actual payments that Mr. Sims received at the time of his separation from service. For other NEOs, the actual amount of payments and benefits can be determined only at the time of such a termination or change-in-control, and likely would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our NEOs, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. Refer to the Pension Benefits table above for the present value of amounts that our NEOs would receive upon retirement absent a change-in-control of our Company.

Wilson R. Jones	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts						
Cash Termination Payment				2,350,000		11,519,820
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				48,680		73,020
Outplacement Services						176,250
Legal and Accounting Advisor Services						11,000
Unvested Stock Options	301,342	301,342	301,342		301,342	301,342
Unvested Performance Shares	3,764,282	3,764,282	3,764,282		7,056,386	7,056,386
Unvested Restricted Stock and Restricted Stock Units	4,589,487	4,589,487	4,316,527		4,589,487	4,589,487
Unearned Annual Cash Incentive Awards				3,290,000	1,645.000	1,645,000
Executive Retirement Plan Benefits						
Additional Change-in-Control Retirement Benefits						
Excise Tax Gross Up Payment						
Total Pre-tax Benefit	8,655,111	8,655,111	8,382,151	5,688,680	13,592,215	25,372,305

OSHKOSH CORPORATION 2020 Proxy Statement 54

COMPENSATION TABLES

Michael E. Pack	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts						
Cash Termination Payment						1,392,992
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						46,308
Outplacement Services						75,000
Legal and Accounting Advisor Services						5,500
Unvested Stock Options	19,888	19,888			19,888	19,888
Unvested Performance Shares						
Unvested Restricted Stock and Restricted Stock Units	422,037	422,037			422,037	422,037
Unearned Annual Cash Incentive Awards					350,000	350,000
Executive Retirement Plan Benefits						
Additional Change-in-Control Retirement Benefits						
Excise Tax Gross Up Payment						
Total Pre-tax Benefit	441,925	441,925			791,925	2,311,725

John C. Pfeifer	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts						
Cash Termination Payment						2,147,850
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						47,631
Outplacement Services						108,150
Legal and Accounting Advisor Services						5,500
Unvested Stock Options						
Unvested Performance Shares	154,818	154,818			511,119	511,119
Unvested Restricted Stock and Restricted Stock Units	3,596,649	3,596,649			3,596,649	3,596,649
Unearned Annual Cash Incentive Awards					684,950	684,950
Executive Retirement Plan Benefits						
Additional Change-in-Control Retirement Benefits						
Excise Tax Gross Up Payment						
Total Pre-tax Benefit	3,751,467	3,751,467			4,792,718	7,101,849

OSHKOSH CORPORATION 2020 Proxy Statement 55

COMPENSATION TABLES

Frank R. Nerenhausen	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts						
Cash Termination Payment						2,662,362
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						46,933
Outplacement Services						92,700
Legal and Accounting Advisor Services						5,500
Unvested Stock Options	44,460	44,460	44,460		44,460	44,460
Unvested Performance Shares	568,222	568,222	568,222		1,083,427	1,083,427
Unvested Restricted Stock and Restricted Stock Units	1,015,770	1,015,770	970,863		1,015,770	1,015,770
Unearned Annual Cash Incentive Awards					494,400	494,400
Executive Retirement Plan Benefits						
Additional Change-in-Control Retirement Benefits						
Excise Tax Gross Up Payment						
Total Pre-tax Benefit	1,628,452	1,628,452	1,583,545		2,638,057	5,445,552

John J. Bryant	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change-in-Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts						
Cash Termination Payment						1,957,314
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						3,421
Outplacement Services						75,000
Legal and Accounting Advisor Services						5,500
Unvested Stock Options	37,050	37,050	37,050		37,050	37,050
Unvested Performance Shares	463,924	463,924	463,924		870,479	870,479
Unvested Restricted Stock and Restricted Stock Units	559,262	559,262	525,709		559,262	559,262
Unearned Annual Cash Incentive Awards					400,000	400,000
Executive Retirement Plan Benefits						
Additional Change-in-Control Retirement Benefits						
Excise Tax Gross Up Payment						
Total Pre-tax Benefit	1,060,236	1,060,236	1,026,683		1,866,791	3,908,026

OSHKOSH CORPORATION 2020 Proxy Statement 56

COMPENSATION TABLES Change-in-Control and Termination Without Cause or for Good Reason ($) Involuntary Termination Without Cause or for Good Reason ($) Change in Control ($) Death ($) Disability ($) Retirement ($) David M. Sagehorn Triggered Payouts Cash Termination Payment Continued Life, Hospitalization, Medical and Dental Insurance Coverage Outplacement Services Legal and Accounting Advisor Services Unvested Stock Options Unvested Performance Shares Unvested Restricted Stock and Restricted Stock Units Unearned Annual Cash Incentive Awards Executive Retirement Plan Benefits Additional Change-in-Control Retirement Benefits Excise Tax Gross Up Payment 1,168,718 711,189 Total Pre-tax Benefit 1,879,907 Change-in-Control and Termination Without Cause or for Good Reason ($) Involuntary Termination Without Cause or for Good Reason ($) Change in Control ($) Death ($) Disability ($) Retirement ($) Robert H. Sims Triggered Payouts Cash Termination Payment Continued Life, Hospitalization, Medical and Dental Insurance Coverage Outplacement Services Legal and Accounting Advisor Services Unvested Stock Options Unvested Performance Shares Unvested Restricted Stock and Restricted Stock Units Unearned Annual Cash Incentive Awards Executive Retirement Plan Benefits Additional Change-in-Control Retirement Benefits Excise Tax Gross Up Payment 461,440 20,896 276,864 Total Pre-tax Benefit 759,200 OSHKOSH CORPORATION 2020 Proxy Statement 57

COMPENSATION AGREEMENTS Severance Agreement We have a severance agreement with Mr. Jones. If we terminate Mr. Jones’ employment without cause or Mr. Jones terminates his employment for good reason, then, provided he executes a release of claims, Mr. Jones will be entitled to receive severance compensation approximating two years’ salary and bonus, together with welfare benefits. Change-in-Control Agreements We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our NEOs who was employed on September 30, 2020. Under the KEESAs, after a change-in-control of our Company, if the executive’s employment is terminated, other than by reason of death, disability or for cause, the executive is entitled to a cash termination payment and other benefits. The executive also is entitled to a cash termination payment and other benefits if, after the change-in-control, the executive terminates his or her employment for good reason. The termination payment will be equal to the sum of the executive’s annual salary in effect at the change-in-control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change-in-control, multiplied by the number of years remaining in the employment period (up to three but at least one for Mr. Jones, and up to two, but at least one, for Messrs. Pack, Pfeifer, Nerenhausen and Bryant). The amounts in the tables assume the maximum three years for Mr. Jones, or two years for Messrs. Pack, Pfeifer, Nerenhausen and Bryant remaining in the employment period. In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, for Mr. Jones or two years, for Messrs. Pack, Pfeifer, Nerenhausen, and Bryant, as well as hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. To the extent that payments to would be considered “excess parachute payments”, the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit. In fiscal 2008, we revised the terms of the KEESAs to ensure that payments under the agreement are not “income includible under Section 409A” for purposes of the Internal Revenue Code. However, if payments under the agreement are nonetheless “income includible under Section 409A,” then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment. In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after leaving his position and to keep in confidence any proprietary or confidential information for the same period. Our Board of Directors can waive both conditions. Under the KEESAs, there is a “change-in-control” if: • • • any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding common stock; there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved; a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated, after which our shareholders control less than 50% of combined voting power; or our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all our assets is consummated. • This definition of change-in-control also applies to our 2017 Incentive Stock and Awards Plan. Under the KEESAs, the term “cause” generally means: • • • • • committing any act of fraud, embezzlement or theft in connection with the executive’s duties; continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities; willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury; willfully disclosing our trade secrets or confidential information; or engaging in competition with us that our Board of Directors determines to be materially harmful to us. Under the KEESAs, the term “good reason” generally means: • a breach of the agreement by us; • any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity, or benefits; OSHKOSH CORPORATION 2020 Proxy Statement 58

COMPENSATION AGREEMENTS • a material adverse change in the executive’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change-in-control, including a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof; relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment during the 180-day period prior to the change-in-control; a mandate that the executive travel on business to a materially greater extent than was required during the 180-day period prior to the change-in-control; our failure to cause a successor to assume the executive’s agreement; or termination of the executive’s employment after a change-in-control without proper notice. • • • • Performance Share Awards We granted performance share awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under this plan and the related award terms, if an executive’s employment terminates due to death, disability or retirement after the tenth trading day of the performance period in respect of an award, then the executive will receive a proportionate number of the shares of our common stock that the executive would have received had the performance period ended on the date of termination. If we cease to employ an executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares. Under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of “double trigger” vesting, which requires a termination of employment in addition to a change-in-control rather than “single trigger” vesting on a change-in-control. The amounts relating to relative TSR performance share awards that we granted in fiscal 2019 and 2020 reflect a payment amount equal to 187% and 163%, respectively, of the target performance share awards based on our relative TSR during the performance period. The amounts relating to relative ROIC performance share awards that we granted in fiscal 2019 and 2020 reflect a payment amount equal to 200% and 133%, respectively of the target performance awards based on our relative ROIC during the performance period. Restricted Stock Units We have granted restricted stock unit awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under this plan and the related award agreements, if an executive’s employment terminates due to death or disability, then any restricted stock units that are not vested will become fully vested at the time of such termination. The restricted stock units also fully vest if an executive’s employment is terminated because of a qualified retirement, except that, if the qualified retirement occurs prior to the first anniversary of the grant date of the restricted stock unit award, then only a pro-rata portion of the restricted stock units will vest. Beginning with the November 2017 (fiscal 2018) grants, under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan, we define qualified retirement as a retirement at a time when the executive is at least 55 years of age and has completed five years of service. The treatment of retirement prior to the first anniversary of the grant date as defined above has been maintained under the 2017 Incentive Stock and Awards Plan. Any grants made on or after February 7, 2017 are made under our 2017 Incentive Stock and Awards Plan. Mr. Jones, Mr. Nerenhausen and Mr. Bryant were eligible for a qualified retirement on September 30, 2020. If we cease to employ an executive for any reason other than death, disability or a qualified retirement, then any restricted stock units held by the executive that are not vested on the date of such termination will be immediately forfeited. Under our 2009 Incentive Stock and Awards Plan, effective upon a change-in-control of our Company, any restricted stock units that have not vested will vest and the executive will have the right to receive, in exchange for surrender of such restricted stock units, shares or an amount of cash equal to the greatest of (i) the fair market value of a share of our stock as determined on the date of the change-in-control, (ii) the highest per share price paid in the change-in-control transaction, or (iii) in certain change-in-control transactions, the fair market value of a share calculated on the date of surrender. Beginning with the November 2017 (fiscal 2018) equity grants, under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of “double trigger” vesting, which requires a termination of employment in addition to a change-in-control rather than “single trigger” vesting on a change-in-control. Stock Option Agreements We have granted stock option awards to our NEOs under our 2017 Incentive Stock and Awards Plan. Under these plans and the related award terms, if an executive’s employment terminates due to death or disability, then the option award will become fully vested and will remain exercisable by the executive or his or her beneficiary for a period of one year after the date of such death or disability. If the executive’s employment terminates due to retirement, then the option award will become fully vested and will remain exercisable OSHKOSH CORPORATION 2020 Proxy Statement 59

COMPENSATION AGREEMENTS by the executive for a period of three years after the date of such retirement. Beginning with the November 2017 (fiscal 2018) equity grants, under our 2017 Incentive Stock and Awards Plan, awards are subject to a form of “double trigger” vesting, which requires a termination of employment in addition to a change-in-control rather than “single trigger” vesting on a change-in-control. The amounts in the tables above include the value attributable to unvested stock options that our NEOs held valued at the amount by which the closing price of our common stock on September 30, 2020, exceeds the exercise price of the unvested options. Annual Cash Incentive Awards Upon a change-in-control of our Company, for any annual cash incentive award that a named executive officer has not then earned, the executive is entitled to receive a proportionate amount of his or her annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the fiscal year prior to the change-in-control. For each NEO, the amounts we disclose as “Unearned Annual Cash Incentive Awards” in the tables above assume that the change-in-control occurred prior to the end of the fiscal year (meaning the NEOs did not yet earn their annual cash incentive awards), but the amounts reflect the full target award opportunity rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each NEO earned for fiscal 2020. NEOs would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table. Oshkosh Corporation Executive Retirement Plan Upon a change-in-control of our Company, executives participating in our Executive Retirement Plan are vested without regard to the normal vesting schedule under the plan. Furthermore, if an executive’s employment is terminated for any reason following the change-in-control, the executive will be entitled to receive a single lump-sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive’s earned and vested benefits under the Executive Retirement Plan through December 31, 2004, within 60 days after the termination of the executive’s employment. “Change-in-Control” is defined in the same manner as under the KEESAs for this purpose. The executive also will be entitled to receive a single lump-sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive’s earned and vested benefits under the Executive Retirement Plan for the period commencing January 1, 2005, within 60 days of the change-in-control. “Change-in-Control” has a specified meaning for this purpose as defined in the Executive Retirement Plan. The amounts we disclose as “Executive Retirement Plan Benefits” in the tables on above include, for Mr. Jones and Mr. Nerenhausen, who are not fully vested in their pension benefits, the value of the accelerated vesting of their benefits resulting from the change-in-control and the incremental increase in the value of their benefits resulting from the use of lump-sum-specific mortality and interest rate assumptions required by the Executive Retirement Plan that may differ from those used to calculate the monthly benefit that would have been paid upon retirement absent a change-in-control. Defined Contribution Executive Retirement Plan Under the Oshkosh Corporation Defined Contribution Executive Retirement Plan, following a change-in-control of our Company, any participant who is terminated will be entitled to receive an immediate single-sum distribution of his or her account balance within 60 days. Deferred Compensation Plans Termination of an executive officer or a change-in-control of our Company would not affect the amounts payable to our NEOs under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers. CEO Pay Ratio As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Jones, our Chief Executive Officer (CEO). We are unable to use the same median employee for the fiscal 2020 disclosure that we used for the fiscal 2019 and 2018 disclosures as the median employee separated from service during fiscal 2020. Additionally, we believe we experienced sufficient changes in our workforce in fiscal 2020 which would also require a change in the median employee for the fiscal 2020 disclosure. Due to these changes, we have identified a new median employee based on the compensation measure the Company used to select the original median employee. We identified our new median employee in fiscal 2020 for purposes of the ratio from all individuals that we or our consolidated subsidiaries OSHKOSH CORPORATION 2020 Proxy Statement 60

COMPENSATION AGREEMENTS employed, whether as a full-time, part-time, seasonal, or temporary worker, as of September 30, 2020 (other than the CEO) based on fiscal 2020 annual base pay only. No employees were excluded from this identification process other than the CEO. We calculated annual total compensation as defined for purposes of the Summary Compensation Table for both the median employee and our CEO using fiscal 2020 compensation. In calculating the median employee’s annual total compensation, the following compensation elements were included: base pay, shift differential, overtime, non-equity incentive compensation, and 401(k) match. Our median employee received none of the other types of compensation required to be included in the Summary Compensation Table: stock awards, option awards, bonus, change in pension value, nonqualified deferred compensation earnings, and other compensation. Based on this calculation, we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for fiscal 2020 was 123:1. This ratio has been calculated in a manner consistent with the requirements of Item 402(u) of Regulation S-K. The table below summarizes the pay ratio: The SEC’s rules on identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have used other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, may not be comparable to our CEO pay ratio. OSHKOSH CORPORATION 2020 Proxy Statement 61 Consistently Applied Compensation Measure Base salary only Excluded Employees Only the CEO Median Employee Location United States FY2020 Annual Total Compensation — CEO $8,104,836 FY2020 Annual Total Compensation — Median Employee $65,702 Pay Ratio: 123:1

Proposal 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION As noted in the preceding discussion, executive compensation is an important matter both to us and to our shareholders. As a reflection of this importance and pursuant to SEC rules, we offer our shareholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the SEC’s executive compensation disclosure rules. The Human Resources Committee has overseen the development and implementation of our executive compensation program. We have designed our compensation program to directly link a significant portion of the compensation of our NEOs to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareholder value. The Committee also designed our compensation program to attract, retain and motivate key executives who are essential to the implementation of our strategic growth initiatives and critical to the success of our MOVE strategy. The Human Resources Committee bases its executive compensation decisions on our core compensation principles, including the following: • • motivating our executives to perform with shareholders’ interests in mind; assembling and maintaining a senior leadership team with the skills necessary to successfully execute our MOVE strategy, maintain our competitiveness, and continue increasing the long-term market value of our Company; and balancing awards earned for short-term results with awards earned for strategic decisions that we expect will sustain our long-term performance and deliver the results outlined in our MOVE strategy. • We believe our existing compensation program has been effective in motivating our key executives to achieve favorable performance and results for our Company, aligning compensation with our financial performance results, giving our executives an ownership interest in our Company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. We continued to meet these objectives in fiscal 2020 even in the face of the COVID-19 pandemic. The Human Resources Committee took or implemented the following actions in fiscal 2020 with full consideration of our core compensation principles: • • approved modest base salary increases for our NEOs in line with competitive market trends; supported management’s recommendation to temporarily reduce our NEOs’ base salaries or take furloughs in response to the impact of the COVID-19 pandemic; set annual cash incentive award targets close to the 50th percentile of the market; structured our annual cash incentive awards for fiscal 2020 with aggressive operating income targets that the Company believes it was on a path to achieve had it not been for the COVID-19 pandemic, although the Committee subsequently approved adjusting its evaluation of performance results under the annual cash incentive awards for fiscal 2020 in a measured and reasoned manner due to the pandemic; approved long-term equity awards for our NEOs in line with competitive market trends which provide retention and recognize performance of our NEOs and other officers to support returns for our shareholders; continued to significantly limit the payout amount under new severance agreements that we enter into with our executive officers; and continued to limit the number and value of other benefits. • • • • • OSHKOSH CORPORATION 2020 Proxy Statement 62

PROPOSAL 3  | ADVISORY VOTE ON THE COMPENSATION OF OUR NAME EXECUTIVE OFFICERS Compensation actions like these demonstrate our philosophy of aligning executive compensation with our financial performance and the marketplace and increasing long-term shareholder value. We will continue to design and implement our executive compensation program and policies in line with this philosophy to promote favorable performance results and generate greater value for our shareholders. Our MOVE objectives will continue to influence these decisions. We urge shareholders to read the Compensation Discussion and Analysis section and the accompanying compensation tables in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Human Resources Committee and our Board believe that the executive compensation program is effective in achieving our goals and that the compensation of our NEOs has supported and contributed to our success. The Board hopes shareholders will support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution: “RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in this Proxy Statement.” This advisory vote on the compensation of our NEOs is not binding on us, the Board, or the Human Resources Committee. However, the Board and the Human Resources Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs. named executive officers as disclosed in the Compensation Discussion and OSHKOSH CORPORATION 2020 Proxy Statement 63 FOR  The Board of Directors recommends a vote FOR the compensation of our Analysis section and accompanying compensation tables contained in this Proxy Statement.

Proposal 4 SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER PROXY ACCESS The following proposal was submitted by one of our individual shareholders and will be voted on at the Annual Meeting if it is properly presented. Such shareholder’s name, address, and number of shares of Common Stock held may be obtained by a shareholder on written request to our Secretary. Proposal 4 – Shareholder Proxy Access Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access. The current limit of 20 shareholders can be called Catch-22 proxy access. In order to assemble a group of 20 shareholders, who have owned 3% of company stock for an unbroken 3-years, one would reasonably need to start with 40 shareholders who own 6% of company stock because initiating proxy access is a complicated process that is easily susceptible to errors. And one can bet that management will capitalize on any errors. But how does one begin to assemble a group of 40 potential participants if potential participants cannot be guaranteed participant status because they could be eliminated by the 20 participant limit. Fights could develop among participants and with the lead organizer because certain participants may feel they are more worthy than others but will end up on the cutting room floor because of the current 20 participant limit. Under this proposal it is likely that the number of shareholders who participate in the aggregation process would still be a modest number due to the administrative burden on shareholders to qualify as one of the aggregation participants. Plus it is easy for management to reject potential aggregating shareholders because the administrative burden on shareholders leads to a number of potential technical errors by shareholders that are easy to spot. And one can bet that management will be a quick study in regard to spotting errors. Please vote yes: Shareholder Proxy Access – Proposal 4 reasons: Recommendation of the Board of Directors AGAINST Proposal 4 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL NUMBER 4 FOR THE FOLLOWING REASONS: Our Board of Directors has carefully considered the shareholder proposal and recommends a vote against it. Among other things, our Board took into account that it has been proactive when it comes to proxy access. Our Board adopted a proxy access By-law in 2015. At our 2016 annual meeting, a proponent submitted a proxy access proposal that included the same provision that is the subject of the current shareholder proposal. Over 60% of the votes cast on the proposal at the 2016 annual meeting voted against the proposal, effectively endorsing the proxy access By-law that our Board had adopted. Prior to our 2017 annual meeting of shareholders, our Board adopted amendments to the proxy access By-law that it had adopted a year earlier to better align the By-law with prevailing practices that most other public companies follow, which had the effect of expanding proxy access rights. At our 2018 annual meeting, our OSHKOSH CORPORATION 2020 Proxy Statement 64 AGAINST  Our Board recommends a vote AGAINST this proposal for the following

PROPOSAL 4  | SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER PROXY ACCESS shareholders considered and soundly rejected a shareholder proposal substantially the same as the current proposal, with over 70% of the votes cast on the proposal voted against it. Our existing proxy access By-law provision provides shareholders with meaningful and appropriate proxy access rights while properly balancing the need to protect all shareholders’ interests. Our Board of Directors believes the change to the Company’s existing proxy access By-law provision that the proponent seeks is not in the best interests of the Company or our shareholders. Our Board of Directors therefore recommends that shareholders vote ‘AGAINST” the proposal for the following reasons: Our proxy access By-law provides a meaningful and appropriate mechanism for shareholders to nominate individuals for our Board. The shareholder proposal is unnecessary because we have already adopted a By-law providing meaningful and appropriate proxy access rights that we believe are aligned with current prevailing practices and properly balance the need to protect all shareholders’ interests. As a result of action by our Board in September 2015 and September 2016, the Company’s By-laws provide proxy access by allowing any shareholder (or group of no more than 20 shareholders, counting for this purpose a group of funds under common management and investment control as one shareholder) owning at least 3% of the Company’s common stock continuously for at least three years to nominate candidates for election to the Board that would comprise up to 20% of the number of directors then serving (rounding down to the nearest whole number of directors) and require the Company to include those nominees in our proxy statement and on our proxy card. In its evaluation of alternative proxy access formulations, our Board sought to appropriately balance differing views regarding proxy access among our shareholders. Our Board continues to believe the amended proxy access framework it adopted as set forth in our By-laws is the most appropriate framework for the Company and our shareholders. A copy of our By-laws, as amended, was attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission dated September 13, 2016. Oshkosh’s proxy access By-law is consistent with current market standards and best practices. Companies that have adopted proxy access have widely adopted a 20-shareholder aggregation limit, and we believe institutional shareholders have widely endorsed that limit. According to the Shearman & Sterling Corporate Governance & Executive Compensation Survey, 597 companies had adopted proxy access by-laws as of June 1, 2019, of which approximately 92% had adopted a 20-shareholder aggregation limit. In addition, BlackRock, T. Rowe Price Group, Inc., Legg Mason, Inc. and State Street Corporation, the publicly-traded parent companies of some of the largest institutional shareholders in the United States, each has adopted proxy access By-laws that contain a 20-shareholder aggregation limit. Increasing the number of shareholders who may aggregate theirs shares will be harmful to the Company and its shareholders. The shareholder proposal to eliminate the reasonable limitation on the number of shareholders who can assemble as a group to establish the ownership threshold required to make a proxy access nomination may result in excessive administrative burden and expense for the Company and provides the potential for misuse of the By-law by shareholders with a narrow special interest unrelated to long-term shareholder value. An aggregation limit is designed to ensure that all shareholders have a fair and reasonable opportunity to nominate director candidates by forming groups with other shareholders who own fewer than the minimum required shares while also minimizing the burden on the Company. In the absence of a reasonable limitation on the number of shareholders in a group participating in a proxy access nomination, the Company could be required to review and verify the information and representations that each member of a shareholder group must provide to establish the group’s eligibility and make burdensome and time-consuming inquiries into the nature and duration of the share ownership of a large number of individuals to verify their share ownership and confirm eligibility for the proxy access rights. This unwieldy administrative burden could distract our employees, create excessive expense that other shareholders must bear, and impede the exercise of proxy access rights by other shareholders. Allowing a reasonable, limited number of holders to act as a group, as our proxy access rights currently do, strengthens the principle that we believe is shared by most of our shareholders – the right to nominate a director using the Company’s proxy statement and proxy card should be available only for those who have a sufficient financial stake in the Company to cause their interests to be properly aligned with the interests of our shareholders as a whole. Our commitment to governance best practices, including the existing proxy access right, already ensures Board accountability with unnecessary risk. We have strong corporate governance practices and a record of accountability. Our current corporate governance practices reflect our Board’s dedication to being responsive and accountable to shareholders. Together, management and our Board regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback that our shareholders and other stakeholders provide. In addition to the proxy access By-law provision that our Board has already adopted and then amended, we have implemented other corporate governance measures to ensure the Board remains responsive and accountable to shareholders and to provide our shareholders with greater influence on the nomination and election of directors OSHKOSH CORPORATION 2020 Proxy Statement 65

PROPOSAL 4  | SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER PROXY ACCESS and the ability to directly communicate their views to our directors. See “Governance of the Company” beginning on page 17, including “Shareholder Engagement and Say-on-Pay” beginning on page 17, “Communicating with the Board of Directors” beginning on page 18 and “Independent Chairman of the Board” beginning on page 23, for a discussion of our governance practices. In summary, our Board’s actions confirm our commitment to strong governance practices and responsiveness to our shareholders. Moreover, we have adopted a progressive proxy access By-law provision that our Board of Directors believes serves the best interests of the Company and our shareholders. Having rejected a proxy access proposal that was substantially similar to what the proponent is proposing in this shareholder proposal at the 2018 annual meeting of shareholders, our shareholders have already voiced their strong support for our existing proxy access By-law provision. Accordingly, our Board believes adoption of the shareholder proposal is not appropriate and is not in the best interest of our shareholders. ACCORDINGLY, OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL NUMBER 4. OSHKOSH CORPORATION 2020 Proxy Statement 66

General Information About the Annual Meeting and Voting Q&A - ANNUAL MEETING AND VOTING PROCEDURES Q: A: Why am I receiving these materials? This Proxy Statement relates to the solicitation by our Board of Directors of proxies to be voted at our 2021 Annual Meeting of Shareholders, and at any adjournments or postponements of the Annual Meeting. We mailed our Notice of Internet Availability of Proxy Materials and we are making available this Proxy Statement on December 18, 2020, to all Oshkosh shareholders of record as of the close of business on December 7, 2020, the record date for voting at the Annual Meeting. Q: A: Who can attend the Annual Meeting? The Annual Meeting is for our shareholders of record as of the close of business on December 7, 2020 and invited guests. Q: A: How can I attend the Annual Meeting? The 2021 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. The online meeting will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for check-in. Q: A: Who is eligible to vote? All persons who own our common stock as of the close of business on December 7, 2020, are eligible to vote at the Annual Meeting. There were 68,305,453 shares of common stock outstanding and eligible to vote on that date. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Q: A: What constitutes a quorum for the Annual Meeting? A quorum consisting of a majority of the votes represented by the outstanding shares of our common stock is needed to carry on the business of the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present in determining whether there is a quorum. Q: A: How many votes are required to pass each of the proposals? This table shows the votes required for each proposal: Proposal Votes to pass Excluded from “votes cast” Election of directors The 10 nominees who receive the most votes of all votes cast will be elected Abstentions, votes withheld, and broker non-votes Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2021 The votes cast “for” must exceed the votes cast “against” Abstentions Advisory vote on executive compensation The votes cast “for” must exceed the votes cast “against” Abstentions and broker non-votes Shareholder proposal regarding shareholder proxy access The votes cast “for” must exceed the votes cast “against” Abstentions and broker non-votes OSHKOSH CORPORATION 2020 Proxy Statement 67

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING | Q&A - ANNUAL MEETING AND VOTING PROCEDURES Q: A: Who is soliciting my vote? In this Proxy Statement, our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting. Giving us your proxy means that you authorize the individuals identified on the proxy card to vote your shares at the Annual Meeting in the manner you direct. If any matters not shown on the proxy card are properly brought before the Annual Meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion. Q: A: How does the Board recommend shareholders vote? The Board unanimously recommends that you vote: S FOR the election of all ten nominees to the Board of Directors; S FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021; S FOR the proposal to approve, by advisory vote, the compensation of our named executive officers; and S AGAINST the shareholder proposal regarding shareholder proxy access. Q: A: How do I know if I am a shareholder of record and a beneficial owner of shares? If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the Notice of Internet Availability of Proxy Materials has been provided directly to you. If your common stock is held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, you should have received the Notice of Internet Availability of Proxy Materials and a voting instruction form from your broker, bank or other nominee. As a beneficial owner, you cannot submit a proxy card to us directly, but you have the right to tell your bank, broker or other nominee how to vote your shares. The voting instruction form you received will not be accepted for voting purposes at the Annual Meeting. Q: A: Will my shares be voted if I do nothing? If you are a shareholder of record, you must submit your proxy in any of the ways stated below under “How do I vote” for your shares to be voted. If you return a proxy card by mail, or vote your shares via the internet or telephone, but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board. If you are a beneficial owner of shares held in “street name”, your bank, broker or other nominee may not vote your shares at the Annual Meeting on “non-routine matters”, as defined by the New York Stock Exchange, unless you have given voting instructions. Of the three proposals that will be considered at the Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as our Company’s independent registered public accounting firm is considered a routine matter. If you do not give voting instructions to your broker, bank or other nominee, your shares will not be voted in the election of directors, or on the advisory vote regarding executive compensation. Q: A: How do I vote? There are four ways to vote: Internet at www.proxyvote.com Toll-free from the United States or Canada to 1-800-690-6903 Mailing the signed proxy or voting instruction form Virtual Annual Meeting OSHKOSH CORPORATION 2020 Proxy Statement 68

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING | Q&A - ANNUAL MEETING AND VOTING PROCEDURES Q: A: What if I receive more than one Notice of Internet Availability of Proxy Materials? If you received more than one Notice of Internet Availability of Proxy Materials, you may hold shares of Oshkosh common stock in more than one account. To ensure that all your votes are counted, please vote using one of the methods described above for each account in which you hold shares. Q: A: How can I revoke my proxy? If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by doing any of the following: (1) vote again by telephone or online; (2) execute and deliver a valid proxy with a later date; (3) notify our Secretary in writing (at Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902) that you revoke your proxy; or (4) vote in person at the virtual Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures, or you can obtain a proxy from the entity that holds your shares and vote in person at the virtual Annual Meeting. If you vote more than once with respect to the same shares, only the last-dated vote will be counted; each previous vote will be disregarded. Q: How do I vote if I am an employee participating in the Oshkosh Corporation Employee Stock Purchase Plan? If you participate in our Employee Stock Purchase Plan, you are a shareholder of record and can vote using any of the methods described above under “How do I vote?” A: Q: A: Who counts the votes? The independent inspector of election will tabulate the votes cast at the Annual Meeting. OSHKOSH CORPORATION 2020 Proxy Statement 69

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING | ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING Additional matters to come before the Annual Meeting Pursuant to our By-laws, a shareholder who wished to nominate a candidate for election to our Board of Directors or to present business at the Annual Meeting, other than a shareholder proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions, was required to submit written notice that our Secretary received no later than November 5, 2020. Shareholders cannot raise these matters for the first time at the Annual Meeting. We did not receive any advance Board nominations or notice of any other business, and management knows of no matters other than those discussed in this Proxy Statement that are likely to be brought before the Annual Meeting. In the event any other matter properly comes before the Annual Meeting, the individuals named in the forms of proxy will vote the shares represented by each such proxy as directed by the Board or, if there is no such direction, in accordance with their judgment. Shareholders intending to present business at the 2022 Annual Meeting Shareholder proposals All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8) for presentation at the 2021 Annual Meeting must be addressed to the attention of our Secretary, at 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902 and received at our offices by August 20, 2021, to be included in next year’s proxy statement. Shareholder director nominations or other business Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other things, shareholders desiring to utilize this process for the 2021 Annual Meeting must give written notice to our Secretary between July 21, 2021 and August 20, 2021. A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director at the 2021 Annual Meeting, other than pursuant to our proxy access By-law provisions, must give written notice to our Secretary between October 4, 2021 and November 3, 2021 and must otherwise comply with applicable By-law provisions. We are not required to present any proposal or consider any nomination received outside of that timeframe at the 2022 Annual Meeting (other than a proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions). The Governance Committee will consider individuals recommended by shareholders for nomination to serve on the Board if the nominating shareholder complies with the additional procedures for recommendations described under “Governance of the Company - Governance Committee”. Delivery of proxy materials The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2020 Annual Report to Shareholders are available online at www. proxyvote.com. If you share an address with one or more other beneficial owners of our common stock, you may collectively receive a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. We will promptly deliver additional copies of these documents upon request to Ms. Kristeen Jossart, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, (920) 502-3059. Proxy solicitation matters We will bear the cost of soliciting proxies, including printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Proxies may be solicited personally, by email, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining voting instructions from, beneficial owners of Oshkosh common stock. Additionally, we have retained Innisfree M&A Incorporated, a proxy solicitation firm, to help us solicit proxies for the Annual Meeting. We will pay Innisfree a fee of $20,000, plus reimbursement of out-of-pocket expenses. OSHKOSH CORPORATION 2020 Proxy Statement 70

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held Virtually on February 2, 2021 OSHKOSH CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. D28292-P47498 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual For holders as of: December 7, 2020 Date: February 2, 2021 Time: 8:00 a.m. CST Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/OSK2021. The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/OSK2021 and be sure to have the information that is printed in the box marked by the arrow (located on the following page). XXXX XXXX XXXX XXXX

Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods D28293-P47498 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. During The Meeting: Go to www.virtualshareholdermeeting.com/OSK2021. Have the information that is printed in the box marked by the arrow(located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX Proxy Materials Available to VIEW or RECEIVE: NOTICE OF ANNUAL MEETING AND PROXY STATEMENTANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow(located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow(located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 19, 2021 to facilitate timely delivery. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX

A. The Board of Directors recommends that you vote FOR each of the following director nominees: Election of Directors Nominees: 1. 01) Keith J. Allman 02) Wilson R. Jones 06) Raymond T. Odierno 07) Craig P. Omtvedt 03) Tyrone M. Jordan 08) Duncan J. Palmer 04) Kimberley Metcalf-Kupres09) Sandra E. Rowland 05) Stephen D. Newlin 10) John S. Shiely B. The Board of Directors recommends that you vote FOR Proposals 2 and 3. 2. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2021. 3. Approval, by advisory vote, of the compensation of the Company's named executive officers. C. The Board of Directors recommends a vote AGAINST Proposal 4. 4. Shareholder proposal regarding shareholder proxy access. D. Other Business. 5. To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. During the Annual Meeting, a list of our shareholders maintained under Wisconsin law will be available for viewing by shareholders at www.virtualshareholdermeeting.com/OSK2021. D28294-P47498 Voting Items

D28295-P47498

OSHKOSH

OSHKOSH CORPORATION
ATTN: INVESTOR RELATIONS
1917 FOUR WHEEL DRIVE
OSHKOSH, WI 54902

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Standard Time on February 1, 2021 for shares held directly and by 11:59 P.M. Eastern Standard Time on January 28, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OSK2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Oshkosh Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Oshkosh Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Standard Time on February 1, 2021 for shares held directly and by 11:59 P.M. Eastern Standard Time on January 28, 2021 for shares held in a Plan. Have your card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28286-P47498 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OSHKOSH CORPORATION

A. The Board of Directors recommends that you vote FOR each of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keith J. Allman
02) Wilson R. Jones
03) Tyrone M. Jordan
04) Kimberley Metcalf-Kupres
05) Stephen D. Newlin
06) Raymond T. Odierno
07) Craig P. Omtvedt
08) Duncan J. Palmer
09) Sandra E. Rowland
10) John S. Shiely

B. The Board of Directors recommends that you vote FOR Proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company's independent auditors for fiscal year 2021.	☐	☐	☐
3. Approval, by advisory vote, of the compensation of the Company's named executive officers.	☐	☐	☐

C. The Board of Directors recommends a vote AGAINST Proposal 4.

	For	Against	Abstain
4. Shareholder proposal regarding shareholder proxy access.	☐	☐	☐

D. Other Business.

5. To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

E. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed. Please sign within the box(es).
I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Note: Please sign name exactly as it appears hereon. When signing as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Signature	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 2, 2021: The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2020 Annual Report are available online at www.proxyvote.com D28287-P47498 PROXY OSHKOSH CORPORATION Revocable Proxy for the 2021 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby appoint Stephen D. Newlin and Ignacio A. Cortina, and each of them, with full power to act without the other, and each with full power of substitution (the "Proxies"), as my proxy to vote all shares of Oshkosh Corporation Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the "Company") on February 2, 2021 at 8:00 a.m. Central Standard Time virtually at www.virtualshareholdermeeting.com/OSK2021, or at any adjournment or postponement thereof, as set forth herein, hereby revoking any proxy previously given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THEN THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" THE RATIFICATION OF AUDITORS IN ITEM 2, "FOR" THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN ITEM 3, AND "AGAINST” THE SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS IN ITEM 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.